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                                                                    EXHIBIT 99.1


                          RETIREMENT SAVINGS PLAN FOR
                            NONCONTRACT EMPLOYEES OF
                           TRANS WORLD AIRLINES, INC.



                         (JANUARY 1, 1994, RESTATEMENT)





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                               ARTICLE ARTICLE 1

                        NAME, PURPOSE AND EFFECTIVE DATE

      1.1 NAME: This Plan shall be known as the Retirement Savings Plan for Noncontract Employees of Trans World Airlines, Inc.

      1.2 PURPOSE: The purpose of the Plan is to encourage and facilitate systematic savings for retirement. The Plan and the Trust shall be administered for the exclusive benefit of the Members and their Beneficiaries and shall not be used for, or diverted to, any other purposes.

      1.3 EFFECTIVE DATE: January 1, 1989, subject to receipt by TWA of a ruling or determination, satisfactory to TWA, from the Commissioner or District Director of Internal Revenue that the Plan and the trust established pursuant to the provisions of the Plan shall as a Plan and Trust (1) qualify for exemption from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of the United States (the Code) or any other applicable section of the Federal tax laws at the time in effect, and (2) entitle the Company to deductions for contributions under Section 404 of the Code or any other. applicable section of the Federal tax laws at the time in effect.

                               ARTICLE ARTICLE 2

                                  DEFINITIONS

For the purposes of this Plan, unless the context requires otherwise, the following capitalized words and phrases, when used herein shall have the meanings indicated. Wherever appropriate, singular words used in this Plan and the Trust Agreement may mean the plural, and vice versa, and the masculine may mean feminine, and vice versa.

      2.1 ACCOUNT: With respect to any Member, any or all of the following Accounts established and maintained on his behalf under the Plan:

                  A. Before-Tax Account, to which shall be allocated any Before-Tax Contributions made pursuant to
                              Section 4.l.


                  B. After-Tax Account, to which shall be allocated any After-Tax Contributions made pursuant to
                              Section 4.1.


                  C. Matching Company Account, to which shall be allocated any Matching Company Contributions made pursuant to Section 4.2.


                  D. Employer Basic Account, to which shall be allocated any Supplemental Agreement Contributions or Other Company Contributions made on behalf of all Members pursuant to Section 4.3 or Section 4.4.

                  E. Rollover Account, to which shall be allocated any Rollover Contributions made pursuant to Section 4.5.





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                  F.          Prior Plan Employer Account, to which shall be
                              allocated any amounts attributable to
                              contributions made by the Company to the Stock Purchase Plan and subsequently transferred to this Plan.


                  G. Prior Plan Employee Account, to which shall be allocated any amounts attributable to contributions made by Members to the Stock Purchase Plan (on an after-tax basis) and subsequently transferred to this Plan.

  When appropriate in the context, the term "Account" shall also refer to the aggregate of a Member's Accounts listed in this Section 2.1.


  2.2 AFTER-TAX CONTRIBUTION: Such portion of a Member's Compensation which the Member contributes to the Plan on an after-tax basis.

  2.3 ALTERNATE PAYEE: Any spouse, former spouse, child or other dependent of a Member who is recognized by a Domestic Relations Order or a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Member.

  2.4 BEFORE-TAX CONTRIBUTION: Such portion of a Member's Compensation which is contributed by the Company to the Plan, on a before-tax basis, on behalf of such Member.

  2.5 BENEFICIARY: Any Person designated by a Member in accordance with Article 8 of the Plan, to receive any sums payable hereunder if such Person survives the Member.

  2.6             BOARD OF DIRECTORS: The Board of Directors of the Company.

  2.7             CODE: The Internal Revenue Code of 1986, as amended.

  2.8             COMPANY: Trans World Airlines, Inc.

  2.9 COMPENSATION: "Compensation" means all of each Member's Compensation as defined in Section 3401 (a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exceptions for agricultural labor in Section 3401 (a)(2) of the Code).

  Notwithstanding the above, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.





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  Compensation shall include only that Compensation which is actually paid to the Member during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the Plan Year.

  Compensation shall exclude the following:

  - cost of living differentials for overseas;
  - overtime or shift payment;
  - commission;
  - fee;
  - retainer; or
  - any other special remuneration or supplemental compensation.

Effective September 1, 1992, for those Employees who are Passenger Service Employees, Compensation will include those items that are specifically excluded in the paragraph above.

Effective for Plan Years beginning after December 31, 1988, but before January 1, 1994, the annual Compensation of each Member taken into account under the Plan for any Plan Year shall not exceed $200,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code. Effective for Plan Years beginning after December 31, 1993, the annual Compensation of each Member taken into account under the Plan for any Plan Year shall not exceed $150,000, as adjusted by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Code. If Compensation is determined on the basis of a period of less than 12 calendar months, then the applicable dollar limitation in effect for the calendar year in which the period begins shall be multiplied by the ratio obtained by dividing the number of full months in the period by 12. In determining the Compensation of a Member for purposes of any such dollar limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, a dollar limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined prior to the application of the dollar limitation.

      2.10 DEFERRED RETIREMENT DATE: The date a Member actually retires from active employment with the Company if such date is beyond his Normal Retirement Date.

      2.11 DISABLED: A medically determinable physical or mental impairment or impairments which are likely to be permanent and of such severity that the Member is not only unable to do his previous work but cannot, considering his age, education, and work experience, engage in any other kind of substantial gainful work which exists in the national economy, regardless of whether such work exists in the immediate area in which he lives, or whether a specific job vacancy exists for him, or whether he would be hired if he applied for work. For purposes of the preceding sentence, "work which exists in the national economy" means work which exists in significant numbers either in the region where such individual lives or in several regions of the country; provided that if the definition of disability





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                  should be changed for purposes of Federal Social Security, a corresponding change will be deemed made in the definition for purposes of this Plan. Anything contained herein to the contrary notwithstanding, a Member shall be considered Disabled if he and the Company, acting in a uniform and nondiscriminatory manner and after a report by a physician or physicians appointed by the Company, shall agree that he is Disabled, even if his disability does not fall within the definition in the first sentence of this Article.

      2.12 DOMESTIC RELATIONS ORDER: Any judgment, decree, or order (including approval of a property settlement agreement) which
                  (i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Member, and (ii) is made pursuant to a state domestic relations law (including a city property law).

      2.13 EARLY RETIREMENT DATE: The first day of the month coincident with or next following the date on which a Member has attained age fifty-five (55). A Member's Termination of Employment from the Company subsequent to his Early Retirement Date, but prior to his Normal Retirement Date, shall be deemed an early retirement.

      2.14 EARNINGS: Earnings resulting from the investment and any reinvestment of Member and/or Company contributions to the Plan and any increment thereof in any Account including interest, dividends and other distributions on such securities.

      2.15        EFFECTIVE DATE: January 1, 1989.

      2.16 ELECT/ELECTION: A properly completed written notice as specified by the Plan and verified by the Plan Administrator, on a form prescribed by the Plan Administrator, delivered to and received by the office prescribed by the Plan Administrator.

      2.17 EMPLOYEE: Any employee who is receiving Compensation from the Company in United States currency, which is not governed by a collective bargaining agreement and whose regular compensation is more than fifty percent (50%) paid by or allocated to the Company in accordance with the determinations made from time to time by the Board of Directors. Employee shall also include leased employees deemed to be employees within the meaning of Section 414(n) or 414(o) of the Code.

      2.18 EMPLOYER: The Company and any corporation, trade or business which, together with the Company, are members of a controlled group of corporations, or under common control, or are members of an affiliated service group, within the meaning of Code Section 414(b), 414(c), 414(m) or 414(o), respectively.

      2.19 ERISA: The Employee Retirement Income Security Act of 1974, as amended.





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      2.20        HIGHLY COMPENSATED EMPLOYEE: The term "Highly Compensated
                  Employee" includes highly compensated active Employees and highly compensated former Employees. For purposes of this definition, Employer includes any Affiliate.

      A highly compensated active Employee includes any Employee who performed service for the Employer during the determination year and who, during the look-back year: (1) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to section 415(d) of the Code); (2) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or (3) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (1) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (2) Employees who are more-than-5-percent owners at any time during the look-back year or determination year.

      If no officer has satisfied the Compensation requirement of (3) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

      For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

      A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

      If any Employee is, during a determination year or look-back year, a family member of either a more-than-5-percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the more-than-5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and more-than-5-percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and more than-5-percent owner or top-ten Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

      The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, the top 100 Employees,





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      the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the Regulations thereunder.

      2.21        HOUR OF SERVICE: Each hour:

                  A. for which an Employee is directly or indirectly entitled to payment by the Company including actual paid working time or paid vacation, holiday, sick leave or any other paid time;


                  B. for which back pay irrespective of mitigation of damages is either awarded an Employee or agreed to by the Company;


                  C. as to which an Employee is absent during service with the Armed Forces of the United States (i) in the operation of a compulsory military service law or (ii) during a period of declared national emergency or (iii) pursuant to leave of absence granted by the Company, provided the Employee returns to the Service of the Company within 90 days (or such longer period as may be provided by law for protection of reemployment rights) after his discharge or release from active duty in the Armed Forces of the United States or within the period for which leave of absence was granted, as the case may be.

                  A non-hourly Employee shall be credited with 45 Hours of Service for each calendar week as to which he would be credited with at least one Hour of Service as provided in
                  (A), (B) or (C) above. Calculation of Hours of Service for periods while an Employee does not perform duties shall be made in accordance with the provisions of ERISA regulations Sections 2530.200(b)-2 (b) and (c) or any successor regulations applicable thereto.


      2.22        IRS: The United States Internal Revenue Service.

      2.23 LEAVE OF ABSENCE: Any leave of absence authorized and approved by the Company.

      2.24 MATCHING COMPANY CONTRIBUTION: A contribution made by the Company in an amount equal to twenty-five percent (25%) of a Member's After-Tax Contribution to the Plan, not to exceed 2.5% of the Member's Compensation.

      2.25 MEMBER: Any eligible Employee who shall have elected to participate in the Plan and a Person who has an account under the Plan.

      2.26 NORMAL RETIREMENT DATE: The first day of the calendar month coincident with or next following a Member's sixty-fifth
                  (65th) birthday.

      2.27 ONE YEAR BREAK IN SERVICE: Any calendar year during which an Employee does not complete more than 500 Hours of Service with the Company. As used in





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                  this definition, the term "Company' includes any subsidiary or affiliate as defined under Section 414 of the Internal Revenue Code.

      Solely for purposes of determining whether a One-Year Break In Service for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: (1) by reason of the pregnancy of the individual; (2) by reason of a birth of a child of the individual; (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or (2) in all other cases, in the following computation period.

      2.28 OTHER COMPANY CONTRIBUTION: A contribution made by the Company at the discretion of the Board of Directors.

      2.29 PERSON: Any individual, partnership, corporation, trust, or other entity.

      2.30 PLAN: The Retirement Savings Plan for Noncontract Employees of Trans World Airlines, Inc., as amended and restated, and any amendments thereto. For purposes of Section 401 (a) (27)
                  (B) of the Code, the Plan is a profit sharing plan.

      2.31        PLAN ADMINISTRATOR: The Company.

      2.32        PLAN YEAR: The twelve (12) month period ending on December 31.

      2.33 QUALIFIED DOMESTIC RELATIONS ORDER: A Domestic Relations Order which creates or recognizes the existence of an Alternate Payee's right to or assigns to an Alternate Payee the right to, receive all, or a portion of, the benefits payable with respect to a Member under the Plan, and which meets the requirements of the Code.

      2.34 QUALIFIED JOINT AND SURVIVOR ANNUITY: An annuity payable monthly from the first of the month next following or coincident with a Member's Early, Normal or Deferred Retirement Date to the first day of the month in which his death occurs, and payable thereafter in monthly installments of fifty percent (50%) of the monthly amount payable to the Member during his lifetime, to the surviving spouse, if any, for the remainder of his or her lifetime (where the surviving spouse is the person to whom the Member was married at the time of which the Member's benefits commenced). If the Member's spouse should die after the Member's monthly annuity payments have commenced under this type of annuity, the Member will continue to receive the same amount of monthly payments for his lifetime.





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      2.35        RETIREMENT PLAN: The Retirement Plan for Noncontract
                  Personnel of Trans World Airlines, Inc.

      2.36 ROLLOVER CONTRIBUTION: A contribution or direct transfer of a Member's interest in another plan that is qualified under
                  Section 401 of the Code.

      2.37 STOCK PURCHASE PLAN: The Trans World Airlines, Inc. Employee Stock Purchase Plan, which terminated on September 26, 1988.

      2.38 SUPPLEMENTAL AGREEMENT CONTRIBUTION: A contribution made by the Company pursuant to Section 1 5 ("Supplemental Agreement") of the January 5, 1993, Settlement Agreement among the Company and other parties.

      2.39 TERMINATION OF EMPLOYMENT: A Member's separation from service with the Company prior to his Early Retirement Date. In addition, at any age, a Member who has been furloughed by the Company or has been on a Leave of Absence other than military leave, for at least one year will, for purposes of this Plan only, be treated as having incurred a Termination of Employment, although he may retain recall or reemployment rights and/or other rights.

      2.40 TRUST: The legal entity resulting from this Plan and the Trust Agreement executed incident hereto which provides for the Trust to receive, hold and invest the contributions made by the Member and/or Company, and to make disbursements to, or for the benefit of, Members and their Beneficiaries.

      2.41 TRUST AGREEMENT: The agreement between the Company and the Trustee executed pursuant to Article 21 of the Plan.

      2.42 TRUST FUND: The total of Before-Tax Contributions and/or After-Tax Contributions and Company Contributions to the Trust made by the Members of this Plan and/or the Company, increased by income, gains, appreciation, and recoveries received, and decreased by losses, depreciation and benefits paid. The Trust Fund includes all assets acquired by investment and reinvestment which are held in the Trust Fund.

      2.43 TRUSTEE: The Person(s) appointed pursuant to Article 21 of the Plan and any duly appointed additional and successor Trustee(s) acting thereunder.

      2.44        TWA: Trans World Airlines, Inc.

      2.45 VALUATION DATE: The last business day of each calendar month, or such more frequent time as may be determined by the Company.

      2.46 YEAR OF SERVICE: A twelve consecutive month period during which an Employee completes 1,000 or more Hours of Service with the Company.





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                               ARTICLE ARTICLE 3

                           ELIGIBILITY AND MEMBERSHIP

      3.1         ELIGIBILITY:

                  A. Any Employee who is a member of the Thrift Plan for Noncontract Employees of Trans World Airlines, Inc. immediately prior to the Effective Date in Section 1.3 shall automatically become a Member of this Plan and be eligible for After-Tax Contributions and Company Contributions l, only, on such Effective Date.


                  B. Any Employee who is a member of the Retirement Savings Plan for Noncontract Employees of Trans World Airlines, Inc. immediately prior to the Effective Date in Section 1.3 shall automatically become a Member of this Plan and be eligible for Before-Tax Contributions, only, on such Effective Date.


                  C. Any Employee who, coincident with or subsequent to the Effective Date of this Plan:


                              1.          has completed One Year of Service;

                              2.          who is an active member of the
                                          Retirement Plan; and,

                              3. is not currently eligible to be a member or a participant in any other defined contribution plan, sponsored by the Company, which permits after-tax contributions;

                  shall be eligible to become a Member of this Plan.

                  D. Any Employee who, coincident with or subsequent to the Effective Date of this Plan:


                              1.          has completed One Year of Service;

                              2.          who is an active member of the
                                          Retirement Plan; and,

                              3. is currently eligible to be a member or a participant in any other defined contribution plan sponsored by the Company which permits before-tax contributions;

                  shall be eligible to become a Member of this Plan for After-Tax Contributions, only.

                  E.          Any Employee who, effective April 1, 1992:


                              1.          has completed One Year of Service; and





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                              2.          is a Passenger Service Employee

                  shall be eligible to become a Member of this Plan. This subsection 3.1 (E) shall be effective only through December 31, 1992.

                  F. Any Employee who, on or after May 1, 1993, is not currently eligible to be a member or a participant in any other defined contribution plan, sponsored by the Company, which permits after-tax contributions shall be eligible to become a Member of this Plan.


                  G. Any Employee who, on or after May 1, 1993, is not currently eligible to be a member or a participant in any other defined contribution plan, sponsored by the Company, which permits before-tax contributions shall be eligible to become a Member of this Plan for Before-Tax Contributions, only.


      3.2 MEMBERSHIP: Membership in the Plan shall be entirely voluntary. An eligible Employee may elect membership in the Plan on or after the Effective Date of the Plan on any "Entry Date." The Entry Date for purposes of this Plan is the first day of the month coincident with or immediately following the date the Employee has met the eligibility requirements of
                  Section 3.1 above.

                               ARTICLE ARTICLE 4

                                 CONTRIBUTIONS

      4.1 EMPLOYEE CONTRIBUTIONS: Each eligible Employee who is a Member of the Plan may elect, in accordance with procedures established by the Plan Administrator, to make Before-Tax Contributions or After-Tax Contributions, as the case may be, for each pay period, within the limits set forth below. All such Employee Contributions shall be made only on a prospective basis. Each such election shall specify the percentage of Compensation that the Member elects to contribute as a Before-Tax Contribution or an After-Tax Contribution under the Plan for each payroll period applicable to him, and shall authorize the deduction of such amounts from his Compensation.

      The amounts contributed must be:

                  A.          A minimum of one percent (1%) of Compensation;


                  B. In increments of one-tenth of one percent (.1%) Of Compensation; and


                  C. Not to exceed the lesser of twenty percent (20%) of Compensation or the limits set forth in
                              Article 7 of the Plan.

      Subject to the foregoing provisions of this Section 4.1, a Member may elect to increase, decrease, suspend or restart his Before-Tax Contributions or After-Tax Contributions at





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      any time, such election to take effect on the first day of the payroll period next following the Plan Administrator's receipt of the election (or as soon as administratively practicable thereafter).

      If a Member ceases to meet the eligibility requirements of Section 3.1, he shall become ineligible to make contributions to the Plan, and his deductions will be terminated forthwith by the Plan Administrator.

      If a Member withdraws any amount from his or her After-Tax Account (pursuant to any Section of Article 9), the Plan Administrator shall automatically suspend the Member's after-tax contribution election, if any, for a period of six months.

      4.2 MATCHING COMPANY CONTRIBUTIONS: For each calendar month, the Company shall contribute an amount equal to twenty-five percent (25%) of each Member's After-Tax Contribution under the Plan, not to exceed two and one- half percent (2 1/2%) of the Member's Compensation, as to the payroll periods paid in such calendar month.

      Effective January 1, 1993, all Matching Company Contributions shall be suspended for all Members who are Passenger Service Employees. All such Employees' remaining Account balances shall continue to be invested according to the rules contained in Article 6 herein.

      4.3 SUPPLEMENTAL AGREEMENT-CONTRIBUTIONS: With respect to any Plan Year, and pursuant to Section 15 ("Supplemental Agreement") of the January 5, 1993, Settlement Agreement among the Company and other parties, the Board of Directors may specify an amount of money to be contributed to the Plan for that Plan Year. Any such Supplemental Agreement Contribution shall be allocated among the Employer Basic Accounts of all Members in accordance with Section 5.5.

      4.4 OTHER COMPANY CONTRIBUTIONS: With respect to any Plan Year, the Company's Board of Directors may specify an amount of money to be contributed to the Plan for that Plan Year. Any such Other Company Contribution shall be allocated among the Employer Basic Accounts of all Members in accordance with Section 5.6.

      4.5 ROLLOVER CONTRIBUTIONS: Each Member may elect to make a Rollover Contribution to the Plan, provided such contribution qualifies as an "eligible rollover distribution" under Section 402(c)(4) of the Code, which determination shall be made by the Plan Administrator. The Plan Administrator may request of the Member any documents or evidence it deems necessary to assist it in making such determination. Any Rollover Contribution shall be paid to the Plan Administrator in cash, delivered by the Plan Administrator to the Trustee as soon as practicable thereafter, allocated to the Member's Rollover Account in accordance with Section 5.7, and invested by the Trustee in accordance with the Member's election under Article VI.





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      4.6  INDIVIDUAL AND COLLECTIVE LIMITATIONS ON CONTRIBUTIONS: The
           contributions described in the preceding Sections may not exceed the limitations set forth in Article 7 of the Plan. The Plan Administrator shall, without the consent of the Members, reduce such contributions of Members to insure that the limits in Article 7 of the Plan are not exceeded.

      4.7 TIME FOR PAYMENT: Before-Tax Contributions, After-Tax Contributions and Matching Company Contributions shall be transmitted to the Trust by the Company by wire transfer, as soon as practicable after the end of the accounting month during which such amounts would have been payable to the Member in the absence of a contribution election, but in no event later than ninety (90) days following such date. Supplemental Agreement Contributions and Other Company Contributions for any Plan Year shall be transmitted to the Trust by the Company within the time prescribed by law for filing the Company's federal income tax return with respect to its taxable year ending with or within that Plan Year.

                               ARTICLE ARTICLE 5

                        ALLOCATIONS TO MEMBERS' ACCOUNTS

      5.1 SEPARATE ACCOUNTS: The Plan Administrator shall establish and maintain separate accounts in the name of each Member, pursuant to the following Sections of this Article 5.

      5.2 BEFORE-TAX CONTRIBUTIONS: The Plan Administrator shall allocate Before tax Contributions to Members' Before- Tax Accounts in accordance with the applicable contribution elections and concurrent with the Company's deposit of such contributions in the Trust pursuant to Section 4.1.

      5.3 AFTER-TAX CONTRIBUTIONS: The Plan Administrator shall allocate After-Tax Contributions to Members' After-Tax Contribution Accounts in accordance with the applicable contribution elections and concurrent with the Company's deposit of such contributions in the Trust pursuant to Section 4.1.

      5.4 MATCHING COMPANY CONTRIBUTIONS: The Plan Administrator shall allocate Matching Company Contributions to Members' Company Accounts in accordance with the contribution formula set forth in Section 4.2 and concurrent with the Company's deposit of such contributions in the Trust pursuant to Section 4.2.

      5.5 SUPPLEMENTAL AGREEMENT CONTRIBUTIONS: The Plan Administrator shall allocate any Supplemental Agreement Contributions to the Employer Basic Accounts of all Members, concurrent with the Company's deposit of such contributions in the Trust pursuant to Section 4.3. Such contributions shall be allocated to each Member's Account in the proportion that such Member's Plan Year Compensation bears to the total Plan Year Compensation of all Members.

      5.6 OTHER COMPANY CONTRIBUTIONS: The Plan Administrator shall allocate any Other Company Contributions to the Employer Basic Accounts of all Members, concurrent with the Company's deposit of such contributions in the Trust pursuant to Section 4.4. Such contributions shall be allocated to each Member's Account in the proportion that such Member's Plan Year Compensation bears to the total Plan Year Compensation of all Members.

      5.7 ROLLOVER CONTRIBUTIONS: The Plan Administrator shall allocate any Rollover Contributions to the Rollover Accounts of Members electing to make such contributions, concurrent with the deposit of such contributions in the Trust pursuant to Section 4.5.

      5.8 CONTRIBUTIONS TO STOCK PURCHASE PLAN: The Plan Administrator shall allocate amounts transferred to this Plan from the Stock Purchase Plan to the following Accounts, as appropriate under subsections (F) or (G) of Section 2.1.

           A.     Prior Plan Employer Account; and/or

           B.     Prior Plan Employee Account.

      5.9 NOTICE OF ALLOCATION: The Plan Administrator shall notify the Trustee in writing of its allocations made pursuant to the preceding Sections.

                               ARTICLE ARTICLE 6


      6.1 MEMBER DIRECTED INVESTMENT. All contributions to the Trust shall be invested by the Trustee as directed by the Members in accordance with Section 6.2 and 6.3 of the Plan.

      6.2 INVESTMENT CHOICES. The Company shall from time to time establish various investment options available for selection by Members participating in the Plan. Such investment options may consist of individual securities, insurance contributions, mutual funds or collective investment funds, money market funds or any other investment vehicle deemed appropriate by the Company. Each Member may select any combination of investment options, in 1% increments, with respect to the funds in his account. A similar selection shall be made with respect to all future contributions to his Account.

      Each Member shall be solely responsible for the selection of his investment options provided for hereunder. The fact that an investment option is made available to a Member for investment under the Plan shall not constitute, or be construed as constituting, a recommendation for investment in that investment options.

      The Company is empowered with the authority and discretion to review or change any of the investment options. The Trustee and the Company shall not be liable or responsible for any loss resulting to a Member's Account because of any sale or investment directed by the Member under this
      Section 6.2 or because of the failure to take any action regarding an investment acquired pursuant to such elective investment. The Trustee and the Company shall be indemnified by the member from and against any personal liability to which the Trustee and the Company may be subjected due to carrying out an elective investment directed by the Member or failing to act in the absence of instructions from the Member.

      6.3 CHANGING INVESTMENT CHOICES. At any time, and without limitation, a Member shall be permitted to change his election of any investment options(s) and/or the percentage of funds in his Account to be invested in each investment option. Any such change in an investment election shall apply either to the Member's current Account balance, to future contributions to his Account, or to both -- as designated by the Member -- and shall be effective as of the Valuation Date on which the Plan Administrator is notified of the election (or as soon as administratively practicable thereafter).

      6.4 INVESTMENT INCOME AND LOSS: The amount of net Income, loss, appreciation or depreciation from each investment option shall be credited or charged against, as the case may be, each Account of each Member selecting such choice on a pro rata basis on each Valuation Date in a Plan Year.

      6.5 INVESTMENT DISCRETION: The Company reserves the exclusive right to select and manage the investments held in each investment alternative available under the Plan. The Company may, at its option, delegate the management of such investments to an independent investment advisor who shall then become a fiduciary of the Plan and governed by its provisions. In the event there is a delay in initiating or changing such investments, the Plan Administrator may elect to invest Member investment choices in a money market investment vehicle until the fund investments are activated.

      6.6 INVESTMENT EXPENSE: Expenses of managing investments in each fund, including investment management fees, commissions, and other transactions costs, shall be charged against the assets of the applicable fund.

                               ARTICLE ARTICLE 7

                                   LIMITATION

      7.1 ANNUAL CODE SECTION 401 (K) LIMITS: Notwithstanding any other provision of the Plan, each Member's Before-Tax Contributions for a Plan Year shall not exceed the lesser of: (i) the limitation then in effect under Section 402(g) of the Code; or (ii) if the Member is highly compensated, as defined by the Code, the actual deferral percentage ("ADP") permitted under Section 401 (k) of the Code.

      7.2 ALLOCATION LIMITATIONS: The following provides rules for the maximum allocation a Member may receive in a given year, which will generally be the lesser of $30,000 (as indexed) or 25 percent of his compensation (as defined in this Section).

           A. This subsection applies if the Member does not participate in, and has never participated in another qualified plan maintained by the Employer, or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in subsection (D)(1).


                       1. The amount of Annual Additions which may be credited to the Member's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount, as defined in subsection (D)(10), or, any other limitation contained in this Plan. If the contributions that would otherwise be contributed or allocated to the Member's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced, (Member Before-Tax Contributions will first be so reduced), so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

                       2. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Member's actual Section 415 Compensation for the Limitation Year.

                       3. If there is an excess Annual Addition due to a calculation error, Employee contributions, the allocation of Forfeitures (if any), or other facts and circumstances as determined by the Plan Administrator, the excess will be corrected as follows:

                                   a.         Any after-tax employee
                                              contributions, to the extent they
                                              would reduce the Excess Amount,
                                              will be returned to the Member;


                                   b.         Any elective deferrals (within
                                              the meaning of Code Section
                                              402(g)(3)) credited for the
                                              Limitation Year will be returned
                                              to the Member, to the extent they
                                              would reduce the Excess Amount;

                                   c.         If, after the application of
                                              paragraphs (a) and (b), an Excess
                                              Amount still exists, and the
                                              Member is covered by the Plan at
                                              the end of the Limitation Year,
                                              the Excess Amount in the Member's
                                              Account will be used to reduce
                                              contributions, beginning with
                                              Member Before-Tax Contributions,
                                              if any, (including any allocation
                                              of Forfeitures for such Member)
                                              in the next Limitation Year, and
                                              each succeeding Limitation Year,
                                              if necessary;

                  d.          If, after the application of paragraphs (a) and
                              (b), an Excess Amount still exists, and the Member is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future contributions, beginning with Member Before-Tax Contributions, if any, for all remaining Members in the next Limitation Year, and each succeeding Limitation Year, if necessary;


                  e. If a suspense account is in existence at any time during a Limitation Year pursuant to this Article, it will participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Members' Accounts before any Employer or any after-tax employee contribution may be made to the Plan for that Limitation Year. Excess Amounts may not be distributed to Members or former Members.


           B. This subsection applies if, in addition to this Plan, the Member is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in subsection (D)(1), during any Limitation Year.


                       1. The Annual Additions which may be credited to a Member's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Member's account under the other Plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Member under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Member's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such Plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Member under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Member's Account under this Plan for the Limitation Year.

                       2. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Member's actual Section 415 Compensation for the Limitation Year.

                       3. If, pursuant to subsection (B)(2) or as a result of a calculation error, Employee contributions, the allocation of Forfeitures or other facts and circumstances as determined by the Plan Administrator, a Member's Annual Additions under this Plan and such other Plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

                       4. If an Excess Amount was allocated to a Member on an allocation date of this Plan which coincides with an allocation date of another Plan, the Excess Amount attributed to this Plan will be the product of,

                                   a.         the total Excess Amount allocated
                                              as of such date, times


                                   b.         the ratio of (i) the Annual
                                              Additions allocated to the Member
                                              for the Limitation Year as of
                                              such date under this Plan to (ii)
                                              the total Annual Additions
                                              allocated to the Member for the
                                              Limitation Year as of such date
                                              under this and all other
                                              qualified defined contribution
                                              plans.


                       5. Any Excess Amount attributed to this Plan will be disposed in the manner described in subsection (A)(3).

                  C. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Member in this Plan, the sum of the Member's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any Limitation Year. If the sum of the fractions exceeds 1.0, the annual benefit provided under the defined benefit plan will be reduced until the sum of the fractions equals 1.0.


                  D.   Definitions:


                       1. Annual Additions: The sum of the following amounts credited to a Participant's Account for the limitation year:

                                   a.         Employer contributions,

                                   b.         Employee [After-Tax]
                                              Contributions,

                                   c.         Forfeitures, and

                                   d.         Amounts allocated after March 31,
                                              1984, to an individual medical
                                              account, as defined in Section
                                              415(l)(2) of the Code, which is
                                              part of a pension or annuity plan
                                              maintained by the Employer, are
                                              treated as annual additions to a
                                              Defined Contribution Plan.  Also
                                              amounts derived from
                                              contributions paid or accrued
                                              after December 31, 1985, in
                                              taxable years ending after such
                                              date, which are attributable to
                                              post-retirement medical benefits,
                                              allocated to the separate account
                                              of a Key Employee, as defined in
                                              Section 419(d)(3) of the Code,
                                              under a welfare benefit fund, as
                                              defined in Section 419(e) of the
                                              Code, maintained by the Employer
                                              are treated as annual additions
                                              to a Defined Contribution Plan.

                                   For this purpose, any excess amount applied under subsection (A)(3) or (B)(5) in the limitation year to reduce Employer contributions will be considered annual additions for such limitation year.


                       2. Section 415 Compensation: For purposes of this Article, Section 415 Compensation shall mean a Member's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:

                                   a.         Employer contributions to a Plan
                                              of deferred compensation which
                                              are not includible in the
                                              Employee's gross income for the
                                              taxable year in which
                                              contributed, or Employer
                                              contributions under a simplified
                                              employee pension Plan to the
                                              extent such contributions are
                                              deductible by the Employee, or
                                              any distributions from a Plan of
                                              deferred compensation;


                                   b.         Amounts realized from the
                                              exercise of a nonqualified stock
                                              option, or when restricted stock
                                              (or property) held by the
                                              Employee either becomes freely
                                              transferable or is no longer
                                              subject to a substantial risk of
                                              forfeiture;

                                   c.         Amounts realized from the sale,
                                              exchange or other disposition of
                                              stock acquired under a qualified
                                              stock option; and


                                   d.         Other amounts which received
                                              special tax benefits, or
                                              contributions made by the
                                              Employer (whether or not under a
                                              salary reduction agreement)
                                              toward the purchase of an annuity
                                              described in Section 403(b) of
                                              the Code (whether or not the
                                              amounts are actually excludable
                                              from the gross income of the
                                              Employee).

           For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Article, Section 415 Compensation for a Limitation Year is the compensation actually paid or includible in gross income during such Limitation Year. Section 415 Compensation does not include accrued compensation unless it is uniform and consistent and paid within two weeks.

           Notwithstanding the preceding sentence, Section 415 Compensation for a Member in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation such Member would have received for the Limitation Year if the Member had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Member may be taken into account only if the Member is not a Highly Compensated Employee (as defined in Section 414(q) of the Code) and contributions made on behalf of such Member are nonforfeitable when made.


           3. Defined Benefit Fraction: A fraction, the numerator of which is the sum of the Member's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140 percent of the highest average Section 415 Compensation, including any adjustments under Section 415(b) of the Code.

           Notwithstanding the above, if the Member was a Member as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such Plans which the Member had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

           4. Defined Contribution Dollar Limitation: $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as indexed as in effect for the Limitation Year.

           5. Defined Contribution Fraction: A fraction, the numerator of which is the sum of the Annual Additions to the Member's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Member's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in
                       Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 1 25 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Member's Section 415 Compensation for such year.

           If the Employee was a Member as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

           The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

           6. Employer: For purposes of this Article, Employer means the Company, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in Section 414(m)) of which the adopting Employer is part, and any other entity required to be aggregated with the Employer pursuant to Regulations under Section 414(o) of the Code.

           7. Excess Amount: The excess of the Member's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

           8. Highest Average Compensation: The average Section 415 Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in Article 2 of the Plan.

           9. Limitation Year: The Limitation Year will be the Plan Year. All qualified Plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

           10. Maximum Permissible Amount: The maximum Annual Addition that may be contributed or allocated to a Member's Account under the Plan for any Limitation Year shall not exceed the lesser of:

                       a. the Defined Contribution Dollar Limitation (i.e., $30,000, or if greater, 25 percent of the Section 415(b)(1)(A) amount), or


                       b. 25 percent of the Member's Section 415 Compensation for the Limitation Year.

           The Section 415 Compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Sections 415(l)(1) or 419A(d)(2) of the Code.

           If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

           Number of months in the short Limitation Year
                                       12

           11. Projected Annual Benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Member would be entitled under the terms of the Plan assuming:

                       a. The Member will continue employment until Normal Retirement Age under the Plan (or current age, if later), and


                       b. The Member's Section 415 Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.


      7.3 ANNUAL SECTION 408 AGGREGATE LIMITS: Notwithstanding any other provisions of the Plan, nothing in this Plan shall permit all Employees eligible for this Plan to exceed the limits of Section 408 of the Code or otherwise cause the Company to lose its tax deduction for any of its qualified defined benefit and/or defined contribution plans.

      7.4 ADJUSTMENTS FOR EXCEEDING CODE LIMITS: If the Members of this Plan individually or jointly exceed the limits in Sections 7.1, 7.2 or 7.3, the Plan Administrator shall be permitted to reduce the Before-Tax Contribution and/or After-Tax Contribution of such Member or Members and/or return such excess contributions to the Member or Members subject to all applicable statutory tax withholdings. Such reduction or return of such contributions shall be made by first reducing or returning the excess contributions of the highly-compensated Members of this Plan to the extent necessary to satisfy the limits.

      7.5 ACTUAL DEFERRAL PERCENTAGE TEST: This Section describes the nondiscrimination rules referred to as the Actual Deferral Percentage (ADP) test for Employee Salary Deferrals.

                  A. The ADP for Members who are Highly Compensated Employees for each Plan Year and the ADP for Members who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:


                              1. The ADP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Members who are Non-Highly
                                          Compensated Employees for the same
                                          Plan Year multiplied by 1.25 or:

                              2. The ADP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Members who are

                                          Non-Highly Compensated Employees for
                                          the same Plan Year multiplied by 2.0,
                                          provided that the ADP for Members who
                                          are Highly Compensated Employees does
                                          not exceed the ADP for Members who
                                          are Non-Highly Compensated Employees
                                          by more than two (2) percentage
                                          points.  Actual Deferral Percentage
                                          means, for a specified group of
                                          Members for a Plan Year, the average
                                          of the ratios (calculated separately
                                          for each Member in such group) of (1)
                                          the amount of Employer contributions
                                          actually paid over to the Trust on
                                          behalf of such Member for the Plan
                                          Year to (2) the Member's Compensation
                                          for such Plan Year (whether or not
                                          the Employee was a Member for the
                                          entire Plan Year).  Employer
                                          contributions on behalf of any Member
                                          shall include: (1) any Employee
                                          Salary Deferrals made pursuant to the
                                          Member's deferral election, including
                                          excess Employee Salary Deferrals of
                                          Highly Compensated Employees, but
                                          excluding Employee Salary Deferrals
                                          that are taken into account in the
                                          Contribution Percentage test
                                          (provided the ADP test is satisfied
                                          both with and without exclusion of
                                          these Employee Salary Deferrals); and
                                          (2) at the election of the Employer,
                                          qualified non-elective contributions
                                          and qualified matching contributions
                                          made either to the Plan or another
                                          Plan of the Employer qualified under
                                          Section 401(a).  For purposes of
                                          computing Actual Deferral
                                          Percentages, any Employee who would
                                          be a Member but for the failure to
                                          make Employee Salary Deferrals shall
                                          be treated as a Member on whose
                                          behalf no Employee Salary Deferrals
                                          are made.  Compensation may be
                                          limited to that received for the
                                          period the Employee is a Member.

                  B. The ADP for any Member who is a Highly Compensated Employee for the Plan Year shall be determined by aggregating his Employee Salary Deferrals in all Plans maintained by the Employer. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.


                  C. In the event that this Plan satisfies the requirements of Sections 401(k), 401 (a)(4), or 410(b) of the Code only if aggregated with one or more other Plans, or if one or more other Plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Article shall be applied by determining the ADP of Employees as if all such Plans were a single Plan. For Plan Years beginning after December 31, 1989, Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.


                  D. For purposes of determining the ADP of a Member who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Employee Salary Deferrals (and qualified non-elective contributions or qualified matching contributions, or both, if treated as Employee Salary Deferrals for purposes of the ADP test) and Compensation of such Member shall include the Employee Salary Deferrals (and, if applicable, qualified non-elective contributions and qualified matching contributions, or both) and Compensation for the Plan Year of family members (as defined in Section 414(q)(6) of the Code). Family members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Members who are Non-Highly Compensated Employees and for Members who are Highly Compensated Employees.


                  E. For purposes of determining the ADP test, Employee Salary Deferrals, qualified non-elective contributions and qualified matching contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.


                  F. The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.


                  G. The determination and treatment of the ADP amounts of a Member shall satisfy such other requirements as may be prescribed by the IRS.


      7.6 DISTRIBUTION OF EXCESS CONTRIBUTIONS: This Section describes the rules for distributing discriminatory Employee Salary Deferrals referred to as "Excess Contributions." Excess Contributions are, with respect to any Plan Year, the excess of:

                  A. The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over


                  B. The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).


                              1. Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Members to whose Accounts such Excess
                                          Contributions were allocated for the
                                          preceding Plan Year.  Such
                                          distributions shall be made to Highly
                                          Compensated Employees on the basis of
                                          the respective portions of the Excess
                                          Contributions attributable to each of
                                          such Employees.  Excess Contributions
                                          shall be allocated to Members who are
                                          subject to the family member
                                          aggregation rules of Section
                                          414(q)(6) of the Code in the manner
                                          prescribed by the

                                          Regulations.  Excess Contributions
                                          (including the amounts
                                          recharacterized) shall be treated as
                                          Annual Additions under the Plan.

                              2.          Excess Contributions shall be
                                          adjusted for any income or loss up to
                                          the date of distribution.  The income
                                          or loss allocable to Excess
                                          Contributions is the sum of: (1)
                                          income or loss allocable to the
                                          Member's 401(k) Contributions (and,
                                          if applicable, the qualified
                                          nonelective contribution account or
                                          the Qualified Matching Contributions
                                          Account, or both) for the Plan Year
                                          multiplied by a fraction, the
                                          numerator of which is such Member's
                                          Excess Contributions for the year and
                                          the denominator is the Member's
                                          Account balance attributable to
                                          Employee Salary Deferrals (and
                                          qualified non-elective contributions
                                          or qualified matching contributions,
                                          or both, if any of such contributions
                                          are included in the ADP test) without
                                          regard to any income or loss
                                          occurring during such Plan Year; and
                                          (2) ten percent of the amount
                                          determined under (A) multiplied by
                                          the number of whole calendar months
                                          between the end of the Plan Year and
                                          the date of distribution, counting
                                          the month of distribution if
                                          distribution occurs after the 15th of
                                          such month.

                              3.          Excess Contributions shall be
                                          distributed from the Member's 401(k)
                                          Contributions Account and Qualified
                                          Matching Contributions Account (if
                                          applicable) in proportion to the
                                          Member's Employee Salary Deferrals
                                          and qualified matching contributions
                                          (to the extent used in the ADP test)
                                          for the Plan Year.

           7.7 ACTUAL CONTRIBUTION PERCENTAGE TEST: This Section describes the nondiscrimination rules for Matching Contributions, if any, and after-tax employee contributions (the Actual Contribution Percentage (ACP) test). It also describes the nondiscrimination rules which apply when Members make Employee Salary Deferrals in addition to Matching Contributions or After-Tax Employee Contributions.

           The ACP for Members who are Highly Compensated Employees for each Plan Year and the ACP for Members who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                       A. The ACP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Members who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                       B. The ACP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Members who are Non-Highly Compensated Employees for the same Plan Year multiplied by two, and the ACP for Highly Compensated Employees does not exceed the ACP for

                                   Members who are Non-Highly Compensated
                                   Employees by more than two percentage points.

           If one or more Highly Compensated Employees make both Employee Salary Deferrals and have Matching Contributions or after-tax employee contributions in Plans maintained by the Employer, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

           For purposes of this Section, the Contribution Percentage for any Member who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her Account under two or more Plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

           In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other Plans, or if one or more other Plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such Plans were a single Plan. For Plan Years beginning after December 31, 1989, Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

           For purposes of determining the Contribution Percentage of a Member who is a five-percent owner or one of the ten most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Member shall include the Contribution Percentage Amounts and Compensation for the Plan Year of family members as defined in Section 414(q)(6) of the Code. Family members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Members who are Non-Highly Compensated Employees and for Members who are Highly Compensated Employees.

           For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributions were made to the Trust. Matching Contributions and qualified non-elective contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

           The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.

           The determination and treatment of the Contribution Percentage of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

           Definitions:

           "Average Contribution Percentage" means, for a specified group of Members for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of the Member's Contribution Percentage Amounts to the Member's Compensation for the Plan Year (whether or not the Employee was a Member for the entire Plan Year).

           "Aggregate Limit" -- In general, for purposes of this Section, the Aggregate Limit is the greater of:

                A.     The sum of:


                       1. 1.25 times the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                       2. Two percentage points plus the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; or

                B.     The sum of:


                       1. 1.25 times the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                       2. Two percentage points plus the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.

           "Relevant Actual Deferral Percentage" means the Actual Deferral Percentage of the group of Non-Highly Compensated Employees eligible under the arrangement subject to Section 401(k) for the Plan Year, and the term "Relevant Actual Contribution Percentage" means the Actual Contribution Percentage of the group of Non-Highly Compensated Employees eligible under the Plan subject to Section 401(m) for the Plan Year beginning with or within the Plan Year of the arrangement subject to
           Section 401(k).

           "Contribution Percentage" means the ratio (expressed as a percentage) of the Member's Contribution Percentage Amounts to the Member's Compensation for the Plan Year (whether or not the Employee was a Member for the entire Plan Year).

           "Contribution Percentage Amounts" means the sum of the Employee Contributions, Matching Contributions, and qualified matching contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Member for the Plan Year. Such Contribution Percentage Amounts shall include Forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Member's Account which shall be taken into account in the year in which such forfeiture is allocated. The Employer may include qualified non-elective contributions in the Contribution Percentage Amounts. The Employer also may elect to use Employee Salary Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Employee Salary Deferrals are used in the ACP test and continues to be met following the exclusion of those Employee Salary Deferrals that are used to meet the ACP test.

           "Eligible Member" means any Employee who is eligible to make an after-tax employee contribution, or an Employee Before-Tax (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including Forfeitures) or a Qualified Matching Contribution.

           "After-tax employee contribution" means any contribution made to the Plan by or on behalf of a Member that is included in the Member's gross income in the year in which made and that is maintained under a separate Account to which earnings and losses are allocated.

           "Matching Contribution" means an Employer contribution made to this or any other defined contribution plan on behalf of a Member on account of an Employee Contribution made by such Member, or on account of a Member's Employee Before-Tax Contribution, under a Plan maintained by the Employer.

           7.8 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS: This describes the rules for distributing discriminatory Matching Contributions or after-tax employee contributions (Excess Aggregate Contributions).

                       "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                       A. The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over


                       B. The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly

                                   Compensated Employees in order of their
                                   Contribution Percentages beginning with the highest of such percentages).

                                   1.         Notwithstanding any other
                                              provision of this Plan, Excess
                                              Aggregate Contributions, plus any
                                              income and minus any loss thereto
                                              shall be forfeited if
                                              forfeitable, or if not
                                              forfeitable, distributed no later
                                              than the last day of each Plan
                                              Year to Members to whose Accounts
                                              such Excess Aggregate
                                              Contributions were allocated for
                                              the preceding Plan Year.  Excess
                                              Aggregate Contributions shall be
                                              allocated to Members who are
                                              subject to the family member
                                              aggregation rules of Section
                                              414(q)(6) of the Code in the
                                              manner prescribed by the
                                              Regulations.  Excess Aggregate
                                              Contributions shall be treated as
                                              Annual Additions under the Plan.

                                   2.         Excess Aggregate Contributions
                                              shall be adjusted for any income
                                              or loss up to the date of
                                              distribution.  The income or loss
                                              allocable to Excess Aggregate
                                              Contributions is the sum of: (1)
                                              Income or loss allocable to the
                                              Member's After-Tax Contribution
                                              Account, matching contribution
                                              account (if any, and if all
                                              amounts therein are not used in
                                              the ADP test) and, if applicable,
                                              qualified non-elective
                                              contribution account and Employee
                                              401(k) Contributions Account for
                                              the Plan Year multiplied by a
                                              fraction, the numerator of which
                                              is such Member's Excess Aggregate
                                              Contributions for the year and
                                              the denominator is the Member's
                                              Account balance(s) attributable
                                              to Contribution Percentage
                                              Amounts without regard to any
                                              income or loss occurring during
                                              such Plan Year; and (2) ten
                                              percent of the amount determined
                                              under (A) multiplied by the
                                              number of whole calendar months
                                              between the end of the Plan Year
                                              and the date of distribution,
                                              counting the month of
                                              distribution if distribution
                                              occurs after the 15th of such
                                              month.

                                   3.         Forfeitures of Excess Aggregate
                                              Contributions: Forfeitures of
                                              Excess Aggregate Contributions
                                              may either be reallocated to the
                                              Accounts of Non-Highly
                                              Compensated Employees or applied
                                              to reduce Employer contributions.

                                   4.         Accounting for Excess Aggregate
                                              Contributions: Excess Aggregate
                                              Contributions shall be forfeited,
                                              if forfeitable or distributed on
                                              a pro rata basis from the
                                              Member's After-Tax Contribution
                                              Account, Matching Contribution
                                              Account, and qualified matching
                                              contribution account (and, if
                                              applicable, the Member's
                                              qualified non-elective
                                              contribution account or Employee
                                              Deferral Account, or both).

  7.9 RECHARACTERIZATION: The Company may recharacterize Before-Tax Contributions as After-Tax Contributions. These amounts, when recharacterized, will be treated for purposes of the nondiscrimination test of Section 7.8 as After-Tax Contributions. However, such amounts will remain in a Member's Before-Tax

           Account. Any recharacterization under this Section must be performed within two and one-half (2 1/2) months following the end of the Plan Year.

  7.10 DISTRIBUTION OF EXCESS EMPLOYEE SALARY DEFERRALS: This Section describes the rules for distributing contributions made to the Plan in excess of the dollar limit (originally $7,000) set forth In Section 402(g) of the Code.

  Excess Employee Salary Deferrals are those elective deferrals that are includible in a Member's gross income because they exceed the dollar limitation under Code Section 402(g). Excess Employee Salary Deferrals shall be treated as Annual Additions under the Plan.

  A Member may assign to this Plan any excess Employee Salary Deferrals made during a taxable year of the Member by notifying the Plan Administrator on or before March 1 following the calendar year when the Excess Employee Salary Deferrals are made of the amount of the Excess Employee Salary Deferrals to be assigned to the Plan.

  Notwithstanding any other provision of the Plan, excess Employee Salary Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Member to whose Account excess Employee Salary Deferrals were assigned for the preceding year and who claims excess Employee Salary Deferrals for such taxable year. With respect to any taxable year, a Member's Employee Salary Deferrals are the sum of all Employer contributions made on behalf of such Member pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in
  Section 402(h)(1)(B), any eligible deferred compensation Plan under Section 457, any Plan as described under Section 501(c)(18), and any Employer contributions made on the behalf of a Member for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement.

  Excess Employee Salary Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to excess Employee Salary Deferrals is the sum of: (1) income or loss allocable to the Member's Employee Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Member's excess Employee Salary Deferrals for the year and the denominator is the Member's Account balance attributable to Employee Salary Deferrals without regard to any income or loss occurring during such taxable year; and (2) ten percent of the amount determined under
  (A) multiplied by the number of whole calendar months between the end of the Member"s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                               ARTICLE ARTICLE 8

                                 BENEFICIARIES

  8.1 DESIGNATION: Each Member may designate through Election one or more Beneficiaries. Upon the death of a Member, his Beneficiary shall be entitled to payment of benefits due the Member in an amount and in the manner provided for in this Plan. A Member may designate different Beneficiaries at any time by delivering a new written designation to the Plan Administrator. Any such designation shall become effective only upon its receipt by the Plan Administrator. The last effective designation received by the Plan Administrator shall supersede all prior designations. A designation of a Beneficiary shall be effective only if the designated Beneficiary survives the Member.
           In the case of a married Member, the Beneficiary provided in this Section shall be the married Member's spouse, provided, however, that a married Member may designate a Beneficiary other than the spouse if:

           A. the spouse has waived his or her right to be the Member's Beneficiary, such waiver to be in writing and notarized, or


           B.          the spouse cannot be located.


  8.2 FAILURE TO DESIGNATE: If a Member fails to designate a Beneficiary, or if no designated Beneficiary survives the Member, the Member shall be deemed to have designated as the Beneficiary, in order of priority: (a) surviving spouse, (b) surviving children, in equal shares, (c) surviving parents, in equal shares, (d) surviving brothers and sisters in equal shares, or (e) the Member's estate.

  8.3 BENEFICIARIES BOUND BY PLAN: Whenever the rights of a Member are stated or limited in the Plan and the Trust Agreement, his Beneficiaries shall be bound thereby.

                        ARTICLE ARTICLE 9

                      IN-SERVICE WITHDRAWALS

  9.1 HARDSHIP WITHDRAWALS: Subject to the limitations provided in the remainder of this Article IX, an in-service withdrawal shall be permitted upon a showing to the Plan Administrator of a Member's financial hardship. A hardship withdrawal shall be authorized only upon a showing of an immediate and heavy financial need, and then only to the extent necessary to satisfy that need.

           A. A hardship withdrawal shall be available only from a Member's Before-Tax Account, and then only to the extent of:


                  1.   The Member's Before-Tax Contributions; and

                  2. Income attributable to the Member's Before-Tax Contributions, to the extent such income was credited to the Member's Before-Tax Account as of December 31, 1988.

           B. The following are the only financial needs considered immediate and heavy:

                  1. Medical expenses described in Code section 213(d) previously incurred by the Member, spouse, or any of his dependents (as defined in Code section 152); or expenses necessary for those persons to obtain such medical care;

                  2. Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member;

                  3. Payment of tuition for the next twelve months of post-secondary education for the Member, his spouse, children, or dependents;

                  4. Payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

                  5. Payment of funeral expenses for the Member's spouse or for any lineal ascendant or descendant of the Member or the Member's spouse.

           C. A withdrawal will be considered as necessary to satisfy an immediate and heavy financial need of the Member only if:


                  1. The Member has obtained all distributions, other than hardship withdrawals, and all nontaxable loans under all deferred compensation plans maintained by the Company;

                  2. All deferred compensation plans maintained by the Company provide that the Member's contributions (both pre-tax and after-tax) will be suspended for twelve months after the receipt of the hardship withdrawal;

                  3. The withdrawal is not in excess of the amount of the immediate and heavy financial need; and

                  4. All deferred compensation plans maintained by the Company provide that the Member may not make Salary Deferrals for the Member's taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit under Section 402(g) of the Code for such taxable year, less the amount of such Member's Salary Deferrals for the taxable year of the hardship withdrawal.

           D. For purposes of determining the amount of the immediate and heavy need, the amount may include additional amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the withdrawal.


  9.2 WITHDRAWAL UPON ATTAINMENT OF AGE 59 1/2: Subject to the limitations provided in the remainder of this Article IX, any active Member who has attained age fifty-nine and one-half (59 1/2) may Elect to withdraw an amount up to his or her Account balance in the following Accounts of the Member, to be withdrawn in the following order:

           A.     Prior Plan Employee Account;


           B.     After-Tax Account;


           C.     Prior Plan Employer Account;


           D.     Rollover Account;


           E.     Matching Company Account; and


           F.     Before-Tax Account.


  9.3 WITHDRAWAL UPON COMPLETING FIVE YEARS OF PARTICIPATION: Subject to the limitations provided in the remainder of this Article IX, any active Member who has completed at least five (5) years of participation in the Plan may Elect to withdraw an amount up to his or her Account balance in his or her Matching Company Account.

  9.4 WITHDRAWALS AVAILABLE AT ANY TIME: Subject to the limitations provided in the remainder of this Article IX, any active Member may Elect at any time to withdraw an amount up to his or her Account balance in the following Accounts of the Member, to be withdrawn in the following order:

           A.     Prior Plan Employee Account;


           B.     After-Tax Account;


           C.     Prior Plan Employer Account; and


           D.     Rollover Account.


  9.5 PERMITTED FREQUENCY OF IN-SERVICE WITHDRAWALS: Only one inservice withdrawal is permitted per calendar quarter.

  9.6 MINIMUM AMOUNT: The minimum amount of an in-service withdrawal is the lesser of $500 or the Member's "maximum withdrawable amount." A Member's "maximum withdrawable amount" shall equal the Member's total available Account balance in the Accounts from which the Member may take a withdrawal, in accordance with Sections 9.1, 9.2,
           9.3 and 9.4 of the Plan. The minimum in-service withdrawal amount will be calculated and applied to the Member on a Plan-wide basis, rather than on a per-Account basis.

  9.7 FORM OF DISTRIBUTION: The form of payment for an in-service withdrawal is a single lump sum.

  9.8 EMPLOYEES NO LONGER IN ELIGIBLE CLASS: In the event a Member remains an employee of the Employer, but is no longer within the class of eligible Employees, such individual shall remain a Member for purposes of any in-service withdrawal under this
                  Article IX, even though no further contributions are being made to the Plan on his or her behalf.

  9.9 INVESTMENT OPTION SOURCES: Within each Account type used for funding a withdrawal, amounts shall be withdrawn in direct proportion to the market value of the Member's interest in each investment option at the time the withdrawal is made.

  9.10 SUSPENSE ACCOUNTS AND DOMESTIC RELATIONS ORDERS: No withdrawal may be made from that portion of any Account which is in a suspense account pursuant to Section 7.2 of the Plan or from that portion of an Account which is segregated while a determination is being made with respect to a Domestic Relations Order pursuant to Section 16.4 of the Plan.

                                  ARTICLE 10

                                    LOANS

  10.1 AMOUNTS: Each Member who is on active pay status, on a medical leave of absence, on furlough, or a party in interest (as such term is defined in ERISA) may borrow from the Plan an amount not to exceed the lesser of:

                  A.     $50,000, reduced by the greater (if any) of:


                         1. The highest outstanding balance of loans to the Member from the Plan during the one-year period ending on the day before the date on which the loan is to be made; or

                         2. The outstanding balance of any loan to the Member from the Plan on the date on which such loan is to be made or; or

                  B. One-half (1/2) of the Member's Account balance in all of his or her Accounts (determined as of the last day of the preceding calendar month).

  No loan may be for an amount less than $1000, and no member may have more than one loan outstanding at any time. The amount the Member may borrow shall be reduced by the amount of any loan from any other tax-qualified plan maintained by the Company.


  10.2 LOAN TERMS: An application for a loan shall be made in accordance with procedures established by the Plan Administrator. The terms and conditions of such loan shall be as follows:

           A. An annual rate of interest equal to the base rate on corporate loans at large United States money center commercial banks as reported in the Wall Street Journal (prime rate) in effect on the first business day of the calendar month in which such loan is requested.


           B.     A fixed maturity date of no longer than five (5) years.


           C. Adequate security, which will be up to fifty percent (50%) of the value of the borrower's interest in his or her Accounts, although the Plan Administrator may require additional security as it deems appropriate.

           D.     Repayment:


                  1. Active Employees: a level schedule of payroll deductions, to be made each payroll period for repayment of loan principal and interest. Repayment will commence on the first available pay period after receipt of the loan check.

                  2. Inactive Employees: repayment will be monthly, on an amortized loan repayment schedule.

           Repayments will be invested according to the Member's current investment election for new contributions at the time of repayment. If there is not a current investment election at the time of repayment, the last investment election will be used for investment of repayments.

           E. The Member may repay the loan in full at any time without penalty.


           F.     Upon termination of employment, the Member may either:


                  1. Repay the loan from the Member's current Account balance before distribution; or

                  2. Have the outstanding balance of the loan reamortized, in accordance with procedures established by the Plan Administrator, with subsequent repayments to be made on a monthly basis.

           G. Loans shall be made available to all Members and Beneficiaries on a reasonably equivalent basis.


           H. Loans shall not be made available to Highly Compensated Employees (as defined in section 414(q) of the Code) in an amount greater than the amount made available to other Employees.

           I. Loans granted or renewed on or after the last day of the first Plan Year beginning after December 31, 1988, shall be made pursuant to a written

                  Member loan program, incorporated herein by reference, which will include the following:

                  1.   The basis on which loans will be approved or denied;

                  2.   Procedures for applying for the loans;

                  3. The person or positions authorized to administer the Member loan program;

                  4. Limitations, if any, on the types and amounts of loans offered;

                  5. Procedures under the program for determining the rates of interest;

                  6.   The types of collateral which may secure a Member loan;
                       and

                  7. The events constituting default and the steps that will be taken to preserve Plan assets.

      10.3 SOURCE OF LOAN FUNDING: A loan to a Member shall be made solely from the assets of his or her own Accounts. The available assets shall be determined first by Account type and then by investment option within each type of Account.

                  A. The hierarchy for loan funding by type of Account shall be as follows:


                       1.     Employer Basic Account;

                       2.     Before-Tax Account;

                       3.     Matching Company Account;

                       4.     Rollover Account;

                       5.     Prior Plan Employer Account;

                       6.     After-Tax Account; and

                       7.     Prior Plan Employee Account.

                  B. Within each Account used for funding a loan, amounts shall be drawn in direct proportion to the market value of the Member's interest in each investment option as of the date on which the loan is made.


      10.4 EMPLOYEES NO LONGER IN ELIGIBLE CLASS: In the event a Member remains an employee of the Employer, but is no longer within the class of eligible Employees, such individual shall remain a Member for purposes of any Plan loan under this Article X, even though no further contributions are being made to the Plan on his or her behalf.

      10.5        LOAN APPLICATION PROCEDURE:

                  A. A loan application, if required by the Plan Administrator, may be obtained either by contacting the Plan Administrator or by following any other procedures specified by the Plan Administrator. The completed application should be returned to the location specified by the Plan Administrator. The loan terms will be described on the loan application.

                  B. Alternatively, the Plan Administrator may determine that a promissory note will serve as the loan application.

                  C. There will be an initial fee for obtaining a loan. An additional fee will be assessed on each March 31, June 30, September 30, and December 31 on which the loan remains outstanding. All fees will be established from time to time by the Plan Administrator, and will be charged to the loan applicant's account.

                  D. In the case of any married Member who is subject to the rules set forth in Section 12.3 (because the Member has previously elected to receive a distribution in any form of life annuity), no loan shall be made, renegotiated, extended, renewed, or otherwise revised without the prior written consent of the Member's spouse to the use of the Member's Account balance as security for the loan. Any such consent shall be obtained in accordance with Section 12.3.

      10.6 LOAN DEFAULT-FORECLOSURE: Actively employed Members will make repayment via non-revocable continuing payroll deductions from each paycheck. If pay should become insufficient to cover the repayment or if the borrower is not actively receiving a paycheck to cover the repayment, monthly repayment checks must be submitted for scheduled payments.
                  In the event that timely repayment is not received within 30 days of a due date, the Member will be notified of potential loan default and possible foreclosure upon the Account balance. If the loan is not made current within 30 days of notice, the Plan Administrator may declare the loan to be in default. Upon default, the loan shall be Immediately due and payable and a deemed distribution to the Member of the outstanding balance of the loan shall occur, to the extent provided under applicable Code provisions. Additionally, the amount of the loan in default will be subtracted from the Member's Account balance for the purpose of determining the Account balance available to the Member in the event the Member requests an in-service withdrawal under Article IX of the Plan. Notwithstanding the foregoing, the default shall not be satisfied out of the Member's interest in the Plan prior to his or her entitlement to a distribution under the terms of the Plan.

                                  ARTICLE 11

                            TIMING OF DISTRIBUTIONS

      11.1 RETIREMENT, DISABILITY OR TERMINATION OF EMPLOYMENT: Upon a Member's Early Retirement, Normal Retirement, Deferred Retirement (collectively, a "Member's Retirement'), Disability or Termination of Employment, a Member shall be entitled to a benefit, to be equal to the Member's vested Account balance and to be distributed as provided in Article
                  XII. The distribution of the Member's benefit shall commence as soon as administratively practicable following the Plan Administrator's receipt of notice of the Member's Retirement, Disability or Termination of Employment. Notwithstanding the foregoing, if the Member's total vested Account balance exceeds (or, at the time of any prior distribution has ever exceeded) $3500, the distribution shall be made in accordance with Section 11.3.

      11.2 DEATH: Upon the death of a Member, the Member's Beneficiary shall be entitled to a benefit, to be equal to the Member's vested Account Balance and to be distributed as provided in
                  Article XIII. The distribution to the Beneficiary shall commence as soon as administratively practicable following the Plan Administrator's receipt of notice of the Member's death.

      11.3 ACCOUNT-BALANCE-OVER $3500: In the case of a Member who has not attained the age of 65 years and whose vested Account balance exceeds $3500 (or at the time of any prior distribution has ever exceeded $3500), distribution of benefits under Article XII shall not commence within 30 days after the date the Plan Administrator issues to the Member the notice required by Treasury Regulation Section 1.411(a)-11(c) (the "Tax Notice"). The Tax Notice shall be distributed no less than 30 days and no more than 90 days before any distribution would be made.

      The Tax Notice shall explain the tax rules that apply to Plan distributions and shall notify the Member of his or her right to (1) have benefit payments deferred to a later date, (2) have benefits paid to the Member, (3) have benefits paid in a direct rollover described in Article XIV, or (4) have benefits split between payment to the Member and payment in a direct rollover.

                  A. The Member shall elect in writing, on a form to be provided by the Plan Administrator, whether and/or how benefits are to be distributed. No distribution shall be made unless the Member consents to such distribution. Such consent may not be given before the Member receives the Tax Notice nor more than 90 days before the distribution would be made. If the Member refuses to consent to such distribution, his or her Accounts shall be retained in the Trust Fund. In that case, distribution shall commence as soon as administratively practicable after the first to occur of the Member's:

                       1.     Election to receive benefits;

                       2. Required Beginning Date, as defined in subsection 11.5(D)(6); or

                       3. Death, provided the Plan Administrator receives notice of the Member's death.

                  B. Notwithstanding subsection 11.3(A), a distribution to any Member who is not subject to the annuity distribution rules described in Section 12.3 may commence less than 30 days after the Tax Notice is given to the Member if:

                       1. The Plan Administrator clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the Tax Notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                       2. The Member, after receiving the Tax Notice, affirmatively elects a distribution.

      11.4 MEMBER'S RIGHT TO ELECT DISTRIBUTION: Except with the Member's consent, distribution of a Member's Account Balance shall commence no later than the 60th day after the close of the Plan Year in which the latest of the following occurs:

                  A.   The date on which the Member attains Normal Retirement
                       Age;

                  B. The tenth (10th) anniversary of the year in which the Member commenced participation in the Plan; or

                  C. The date the Member terminates his service with the Company;

      provided, however, that any Member who declines a distribution upon his or her termination of service with the Company shall be deemed to have consented to a deferral of any distribution until his or her Required Beginning Date, as defined in subsection 11.5(D)(6), subject to the Member's right to revoke such consent at any time by Electing to receive a distribution.

      11.5 REQUIRED DISTRIBUTIONS: The requirements of this Section shall apply to any distribution of a Member's interest and will take precedence over any inconsistent provisions of this Plan.

                  A. Unless otherwise specified, the provisions of this Article apply to calendar years beginning after December 31, 1984. All distributions shall be determined and made in accordance with the proposed Regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations as prescribed by the IRS.

      The entire interest of a Member must be distributed or must begin to be distributed no later than the Member's Required Beginning Date (defined below) which is generally the April lst following his attainment of age 70 1/2.


      B. Distributions, if not made in a single sum, may only be made over a period equal to or less than the following (or a combination thereof):


           1.     The life of the Member,

           2.     The life of the Member and a Designated Beneficiary,

           3. A period certain not extending beyond the Life Expectancy of the Member, or

           4. A period certain not extending beyond the joint life and last survivor expectancy of the Member and a Designated Beneficiary.

      C. If the Member's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

           1. Distribution During the Member's Life: If a Member's benefit is to be distributed over (a) a period not extending beyond the Life Expectancy of the Member or the joint life and last survivor expectancy of the Member and the Member's Designated Beneficiary or (b) a period not extending beyond the Life Expectancy of the Designated Beneficiary, then the amount required to be distributed for each calendar year, beginning with the distribution for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Member's benefit by the Applicable Life Expectancy.

           For calendar years beginning before January 1, 1989, if the Member's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the Life Expectancy of the Member.

           For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Member's benefit by the lesser of (a) the Applicable Life Expectancy or (b) if the Member's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth is Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations as proscribed by the IRS. Distributions after the death of the Member shall be made using the Applicable Life Expectancy above as the relevant advisor without regard to proposed Regulations
           Section 1.401(a)(9)-2.

           The minimum distribution required for the Member's first Distribution Calendar Year must be made on or before the Member's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

           If the Member's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

           2. Distributions After the Member's Death: If the Member dies after distribution of his or her interest has begun and he had attained age 70 1/2, the remaining portion of such interest, if any, will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death.

           If the Member dies before distribution of his or her interest begins or if he is not yet 70 1/2, distribution of the Member's entire interest shall be completed by the later of December 31 of the calendar year containing the fifth anniversary of the Member's death or if any portion of the Member's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Member died, but if the Designated Beneficiary is the Member's surviving spouse, the date distributions are required to begin shall not be earlier than the later of (a) December 31 of the calendar year in which the Member died or (b) December 31 of the calendar year in which the Member would have attained age 70 1/2 ("spousal exception rule").

           If the Member has not made an election pursuant to this Section by the time of his or her death, the Member's Designated Beneficiary must elect the method of distribution no later than the earlier of
           (a) December 31 of the calendar year in which distributions would be required to begin under this Section, or (b) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Member. If the Member has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Member's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

           For purposes of the above paragraphs, if the surviving spouse dies after the Member, but before payments to such spouse begin, the provisions above, except for the spousal exception rule, shall be applied as if the surviving spouse were the Member.

           Any amount paid to a child of the Member will be treated as if it has been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

           Distribution of Member's interest is considered to begin on the Member's Required Beginning Date (or, if applicable, the date distribution is required to begin to the surviving spouse pursuant to the above). If distribution in the form of an annuity irrevocably commences to the Member before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

      D.   Definitions:

           1. Applicable Life Expectancy. The Life Expectancy (or joint life and last survivor expectancy) calculated using the attained age of the Member (or Designated Beneficiary) as of the Member's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one (1) for each calendar year which has elapsed since the date the Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year and if Life Expectancy is being recalculated, such succeeding calendar year.

           2. Designated Beneficiary. An individual affirmatively elected by the Member or the Member's surviving spouse. If no Beneficiary is elected, the Designated Beneficiary shall be the spouse of the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the proposed Regulations thereunder.

           3. Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member's Required Beginning Date. For distributions beginning after the Member's death, the first Distribution calendar year is the calendar year in which distributions are required to begin pursuant to the above.

           4. Life Expectancy. Life Expectancy and joint life and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Regulations.

           Unless the Member or the surviving spouse elect otherwise by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Member or surviving spouse and shall apply to all subsequent years. The Life Expectancy of a non-spouse Beneficiary may not be recalculated.

           5.     Member's Benefits.

                  a. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or Forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.


                  b. Exception for second Distribution Calendar Year. For purposes of paragraph (a) above, if any portion of the minimum Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

           6.     Required Beginning Date.

                  a. General Rule. The Required Beginning Date of a Member is the first day of April of the calendar year following the calendar year in which the Member attains age 70 1/2 subject to the transition rules below.

                  b. Transitional rules. The Required Beginning Date of a Member who attains 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                       1. Non 5-percent owners: The Required Beginning Date of a Member who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                       2. 5-percent owners. The Required Beginning Date of a Member who is 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                              A.   The calendar year in which the Member
                                   attains age 70 1/2, or

                              B. The earlier of the calendar year with or within which ends the Plan Year in which the Member becomes a 5-percent owner, or the calendar year in which the Member retires.

                  c. The Required Beginning Date of a Member who is not a 5 percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                  d. 5-percent owner. A Member is treated as a 5-percent owner for purposes of this Section if such Member is a 5 percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                  e. Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed even if the Member ceased to be a 5-percent owner in a subsequent year.

      E. Transitional Rules for TEFRA Elections: Notwithstanding the other requirements of this Section and subject to the joint and survivor annuity requirements, distribution on behalf of any Employee, including a 5 percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

           1. The distribution by the Trust is one which would not have disqualified such Trust under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

           2. The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

           3. Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

           4. The Employee had accrued a benefit under the Plan as of December 31, 1983.

           5. The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

      A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

      For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfied the requirements of (a) and (e) above.

      If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the proposed Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the proposed regulations as prescribed by the IRS thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distributions incidental benefit requirements in Section 1.401(a)(9)-2 of the proposed regulations as prescribed by the IRS. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from the Plan or another Plan, the rules in Q&A J-2 and Q&A J-3 of the proposed regulations shall apply.


                                  ARTICLE 12

                    RETIREMENT, DISABILITY, AND TERMINATION
                             OF EMPLOYMENT BENEFITS

      12.1 STANDARD FORMS OF DISTRIBUTION: Unless the Member Elects otherwise, as provided in Section 12.2, the Trustee shall distribute Retirement, Disability or Termination of Employment Benefits in the form of a single lump sum.

      12.2 OPTIONAL FORMS OF DISTRIBUTION: A Member may Elect an optional form of benefit distribution, as provided in this Section. The optional forms of benefit distribution are as follows:

                  A. Partial lump sum. A Member may Elect to have a portion of the Member's Account balance paid in a lump sum, with the remainder to be paid later. Any such partial lump-sum distribution will be subject to the limitations applicable to in-service withdrawals, as set forth in Sections 9.4 (frequency) and 9.5 (minimum amount).

                  B.   Installment payments for a five-year period.


                  C.   Installment payments for a ten-year period.

                  D.   Single-life annuity with no term-certain guarantee.

                  E. Single-life annuity with five-year term-certain guarantee.

                  F. Single-life annuity with ten-year term-certain guarantee.

                  G. 50 percent joint and survivor annuity with ten-year term-certain guarantee.

      12.3 ANNUITY ELECTIONS AND WAIVERS: Any Member who Elects as an optional form of distribution any form of life annuity (under either (D), (E), (F) or (G) of Section 12.2) shall be subject to the rules set forth in this Section 12.3.

                  A. Each such Member who is not married shall receive a Single Life Annuity, purchased with the Member's Account balance. For purposes of this Plan, a Single Life Annuity shall mean a benefit payable monthly from a Member's benefit commencement date to the first day of the month in which the Member dies, or for ten years, whichever is later. If the Member dies before the end of the ten-year period, continued payments will be made to his or her Beneficiary for the remainder of the ten-year period.

                  B. Each such Member who is married shall receive a Qualified Joint and Survivor Annuity, purchased with the Member's Account balance. For purposes of this Plan, a Qualified Joint and Survivor Annuity shall mean a benefit payable monthly from a Member's benefit commencement date to the first day of the month in which the Member dies, or for ten years, whichever is later, and payable thereafter in monthly installments of 50% of the monthly amount payable to the Member during his or her lifetime, to the Member's surviving spouse, if any, for the remainder of his or her lifetime (where the surviving spouse is the person to whom the Member was married on the Member's benefit commencement date). No benefits shall be payable under a Qualified Joint and Survivor Annuity to a surviving spouse who was not the Member's spouse as of the Member's benefit commencement date.

                  C. Any such Member may Elect to have his or her benefit paid in any manner described in Section 12.2, rather than in the form of a Single Life Annuity or Qualified Joint and Survivor Annuity, if he or she establishes to the satisfaction of the Plan Administrator that he or she has no spouse or that the spouse cannot be located, or if the spouse consents in writing to the Election and acknowledges its effect. Any spousal consent and acknowledgment shall be in a form authorized by the Plan Administrator and shall be witnessed by a notary public or a representative of the Plan Administrator. Any such consent and acknowledgment shall bind only the spouse who executes it, and shall not be effective unless the Election designates a specific alternative Beneficiary, including any class of Beneficiaries or contingent Beneficiaries, which may not be changed without spousal consent. Additionally, any such spousal consent will not be effective unless the Election designates a specific form of benefit payment which may not be changed without spousal consent. A Member may revoke such Election by completing a revocation form furnished by the Plan Administrator and filing it with the Plan Administrator during the election period. The number of such revocations shall not be limited. After an Election is revoked, another Election under this Section may be made during the election period; the conditions relating to spousal consent with respect to the initial Election shall apply as well to any subsequent Election. Any Election or revocation under this Section shall be effective on receipt thereof during the election period by the Plan Administrator. The "election period" shall be the 90-day period ending on the Member's benefit commencement date. The "benefit commencement date" is the first day of the first period with respect to which an amount is payable as a benefit under the Plan.

                  D. During the period beginning 90 days before a Member's benefit commencement date and ending 30 days before the Member's benefit commencement date, the Plan Administrator shall furnish each Member to whom this
                       Section 12.3 applies with a written explanation of:

                       1. The terms and conditions of the Single Life Annuity or Qualified Joint and Survivor Annuity;

                       2. The Member's right to make, and the effect of, an Election under subsection 12.3(C) to waive the Single Life Annuity or Qualified Joint and Survivor Annuity form of benefit;

                       3. The rights of the Member's spouse under subsection 12.3(C);

                       4. The right to make, and the effect of, a revocation of an Election under subsection 12.3(C); and

                       5. The relative values of the various optional forms of benefit under the Plan.

                                  ARTICLE 13

                                DEATH BENEFITS

      13.1 SPOUSAL BENEFICIARIES: Upon a Member's death, a spousal Beneficiary may elect to receive any Death Benefit payable hereunder in any of the distribution options available to Members set forth in Section 12.2, with the exception of the 50 percent joint and survivor annuity with ten-year term certain guarantee.

      13.2 NON-SPOUSAL BENEFICIARIES: Upon a Member's death, a non-spousal Beneficiary will receive any Death Benefit payable hereunder in a single lump sum.

      13.3 PROOFS: The Plan Administrator may require such proof of death and such evidence of the right of any Beneficiary to receive payment of the benefits of the deceased Member as it may deem advisable. The Plan Administrator's determination of death and of the right of any Beneficiary to receive payment shall be conclusive.

                                  ARTICLE 14

                               DIRECT ROLLOVERS

      14.1 DIRECT ROLLOVERS: This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "distributee's" election under this Article, a distributes may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the distributes in a "direct rollover."

      14.2 DEFINITIONS: For purposes of this Article, the following terms shall have the meaning ascribed to them below:

                  A. An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
                       Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  B. An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                       Section 408(b) of the Code, an annuity plan described in
                       Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  C. A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
                       Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  D. A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE 15
                                   VESTING

      15.1 MEMBER CONTRIBUTIONS: The Value of Member Before-Tax Contributions and After-Tax Contributions to the Plan, and any Earnings thereon, are always one hundred percent (100%) vested.

      15.2        COMPANY CONTRIBUTIONS:

                  A. Any Member having no Hours of Service after December 31, 1993, became vested in any Matching Company Contributions made on his behalf, and in any Earnings thereon, only upon completing five (5) Years of Service. Any such Member who incurred a Termination of Employment before completing five (5) Years of Service forfeited all such Contributions.

                  B. All Members having one or more Hour of Service after December 31, 1993, are always one hundred percent (100%) vested in any Matching Company Contributions made on their behalf, and in any Earnings thereon.

                  C. All Members are always one hundred percent (100%) vested in any Supplemental Agreement Contributions or Other Company Contributions made on their behalf, and in any earnings thereon.

      15.3        VESTING UPON BREAK IN SERVICE:

                  A. Notwithstanding the vesting schedule specified above, a Member's right to his or her Accounts will be nonforfeitable upon the attainment of Normal Retirement Age, death, or Disability.

                  B. For purposes of computing a Member's nonforfeitable right to the Account balance derived from Company contributions, Years of Service and breaks in service will be measured by the Plan Year.

                  C. All of an Employee's Years of Service with the Employer are counted to determine the nonforfeitable percentage of the Member's Account balance.

                  D.   Years of Service before break in service:

                       1. In the case of a Member who has incurred a One Year Break in Service, Years of Service before such break will not be taken into account until the Member has completed a Year of Service after such break in service.

                       2. In the case of a Member who had five (5) or more consecutive One-Year Breaks in Service, all service after such breaks in service will be disregarded for the purposes of vesting the Company derived Account balance that accrued before such breaks in service. Such Member's pre-break service will count in vesting the post-break Company-derived Account balance only if either:

                              a. Such Member had any nonforfeitable interest in the Account balance attributable to Company contributions at the time of separation from service, or

                              b. Upon returning to service, the number of consecutive One-Year Breaks in Service is less than the number of Years of Service.

                       Separate accounts will be maintained for the Member's pre-break and post-break Company-derived Account balance. Both Accounts will share in the earnings and losses of the fund.

                  E. If any previous Member shall be reemployed by the Company before a One-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                  If any previous Member shall be reemployed by the Company after he has incurred a One-Year Break in Service, and such previous Member had received a distribution of his entire vested interest (including where the Member had no vested amount in his account) prior to reemployment, his forfeited Account shall be restored only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Member is subsequently reemployed by the Company or the close of the first period of five (5) consecutive One-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five (5) years after the date of the distribution. In the event the former Member repays the full amount distributed to him, the undistributed portion of the Member's Account must be restored in full, unadjusted by gains or losses occurring after the Valuation Date preceding the distribution.

           F. If the Plan's vesting schedule is changed or amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Member's nonforfeitable percentage, each Member with at least three (3) Years of Service with the Company may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Members who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Service" for "3 Years of Service" where such language appears.

           Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Member as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Company-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.


                                   ARTICLE 16
                           INALIENABILITY OF BENEFITS

      16.1 INALIENABILITY: A Member's interest in the Plan, or that of his Beneficiary, may not be assigned or alienated by voluntary or involuntary assignment. Any attempt by a Member or Beneficiary to assign or alienate his interest under the Plan, or any attempt to subject his interest to attachment, execution, garnishment or other legal or equitable process, shall be void. This does not preclude the Trustee from complying with any Qualified Domestic Relations Order.

                                  ARTICLE 17
                      QUALIFIED DOMESTIC RELATIONS ORDERS

      17.1 QUALIFIED DOMESTIC RELATIONS ORDERS: The Plan Administrator shall comply with all Qualified Domestic Relations Orders received and shall pay benefits in accordance with the applicable requirements of such Qualified Domestic Relations Orders.

      17.2 NOTICE AND DETERMINATION: The Plan Administrator shall promptly notify the Member and each Alternate Payee of the receipt of a Domestic Relations Order and of the Plan's procedures (as described in Section 17.3) for determining whether a Domestic Relations Order is a Qualified Domestic Relations Order. The Plan Administrator shall, within a reasonable period of time after receipt of a Domestic Relations Order, determine whether the Domestic Relations Order is a Qualified Domestic Relations Order and notify the Member and each Alternate Payee of their determination. The notices provided for in this Section shall be mailed by certified mail, return receipt requested, to the addresses specified in the Domestic Relations Order, or, if the Domestic Relations Order fails to specify an address, to the last address of the Member or Alternate Payee known to the Administrator.

      17.3 PROCEDURES FOR DETERMINATION: Upon the receipt of a Domestic Relations Order, the Plan Administrator shall, review such Domestic Relations Order, or cause such Domestic Relations Order to be reviewed, to determine whether it is a Qualified Domestic Relations Order. If the Domestic Relations Order satisfies each and every requirement set forth in Section 2.33, then the Plan Administrator shall make a determination that the Domestic Relations Order is a Qualified Domestic Relations Order, and the Plan Administrator shall provide notice of such determination in accordance with the requirements set forth in Section 2.33. If the Domestic Relations Order does not meet each and every requirement set forth in Section 2.33, the Plan Administrator shall notify the Member and any Alternate Payee of the reasons such Domestic Relations Order would not be a Qualified Domestic Relations Order. The Alternate Payee shall have eighteen (18) months from the date the Plan Administrator first received the Domestic Relations order to obtain a modified Domestic Relations Order which satisfies all of the requirements of
           Section 2.33. There shall be no limit to the number of modified Domestic Relations Orders which say be submitted to the Plan Administrator within that eighteen (18) month period. Absent a court order which specifies otherwise, the Alternate Payee shall be responsible for all costs and expenses incurred by the Plan Administrator and/or the Company in determining whether a Domestic Relations Order is a Qualified Domestic Relations Order. If the Alternate Payee fails to present a modified Domestic Relations Order which satisfies the requirements stipulated in Section 2.33 during the eighteen (18) month period, then the Plan Administrator shall make a determination that the Domestic Relations order is not a Qualified Domestic Relations Order. If the Domestic Relations Order is not a Qualified Domestic Relations order, the Plan Administrator shall provide notice of such determination, and the reasons for such determination, in accordance with the requirements for notice provided in this Section. If the modified order is a Qualified Domestic Relations Order, then the Plan Administrator shall make a determination that the domestic Relations Order Is a Qualified Domestic Relations Order, and the Plan Administrator shall provide notice of such determination in accordance with the requirements of notice provided in Section 17.4. Each Alternate Payee shall be permitted to designate a representative for receipt of copies of notices which are sent to the Alternate Payee with respect to a Domestic Relations Order received by the Plan Administrator and pertaining to the Alternate Payee.

      17.4 PROCEDURES FOR PERIOD DURING WHICH DETERMINATION IS BEING MADE:

           A. During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, a court of competent jurisdiction, or otherwise), the Plan Administrator shall direct the Trustee to segregate in a separate account in the Plan the amounts which would have been payable to the Alternate Payee during such period if the Domestic Relations Order had been determined to be a Qualified Domestic Relations Order.

           B. If within eighteen (18) months the Domestic Relations Order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall notify the Trustee to pay the segregated amounts (plus any interest thereon) to the Alternate Payee entitled thereto.

           C.     If within eighteen (18) months:


                  1. it is determined that the Domestic Relations Order is not a Qualified Domestic Relations Order; or

                  2. the issue as to whether such Domestic Relations Order is a Qualified Domestic Relations Order is not resolved,

           then the Plan Administrator shall notify the Trustee to pay the segregated amounts (plus any interest thereon) to the Member's Account or the Person who would have been entitled to such amounts if there had been no Domestic Relations Order.

           D. Any determination that a Domestic Relations Order is a Qualified Domestic Relations Order which is made after the close of the eighteen (18) month period shall be applied prospectively only.

      17.5 TREATMENT OF FORMER SPOUSE AS SURVIVING SPOUSE: To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Member shall be treated as a surviving spouse of such Member.

                                  ARTICLE 18
                           ADMINISTRATION OF THE PLAN

      18.1 PLAN ADMINISTRATION: The Plan shall be administered by the Company. The Company shall have authority to control and manage the operation and administration of the Plan including, without limitation, the power to interpret and construe any provision of the Plan finally and conclusively on all Persons having any interest thereunder, to adopt rules and regulations not inconsistent with the Plan for carrying out the Plan or for providing for matters not specifically covered thereby, and to alter, amend or revoke any rules or regulations so adopted. The Company may, in a writing acknowledged by the designee, designate pursuant to Section 405(c)(1)(B) of ERISA other Persons to carry out any or all of its responsibilities in the operation and administration of the Plan. Any Person or persons may serve in more than one fiduciary capacity with respect to the Plan (including service both as Trustee and Administrator).

      Each Member and Beneficiary shall have the right to appeal any decision of the Company governing his rights under the Plan by submitting a written request to the Company indicating the reasons that he feels that the decision is in error and if a hearing in person is desired, requesting such hearing. Such written request for review must be submitted to the Company within sixty (60) days after he has received detailed notification in writing of the Company's initial decision, the reasons for such decision and the appeals procedure. The Company shall review the appeal and within sixty
      (60) days after receipt of the request for review (unless special circumstances exist which require a longer period, but in no event later than one hundred twenty (120) days from receipt of the request for review) will give the affected individual written notice of its decision on the appeal, which decision shall be final, binding and conclusive.

      Any interpretation of the provisions of the Plan by the Company shall be final and conclusive and shall bind and may be relied upon by the Company's Members and Employees, the Trustee and all other Persons.

      Except as may otherwise be required by ERISA: no director, officer or Employee of the Company shall be liable for any action or failure to act under or in connection with the Plan, except for his own bad faith; each director, officer or Employee of the Company, as such, shall be indemnified and held harmless by the Company, against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith (subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf); and the foregoing right of indemnification shall not be exclusive of any other right to which such Person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

      All expenses of administration of the Plan shall be charged against the Members' Accounts, unless the Company, in its sole discretion, elects to pay those expenses directly. Other taxes, if any, on any security or cash held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the Members' Accounts, as the Trustee and the Company shall determine.

      Each Employee at the time of electing to participate in the Plan shall be given a copy of the summary plan description as in effect at the time.

      The records of the Trustee and the Company shall be conclusive in respect of all matters involved in the administration of the Plan.

      The Plan shall be governed by and construed in accordance with the laws of the State of Missouri.

                                 ARTICLE 19
                                 TRUST FUND

      19.1 TRUST AGREEMENT: The Company shall enter into one or more Trust Agreements with one or more Trustees to implement the provisions of this Plan. The Trust Agreements shall be deemed a part of this Plan and any and all rights or benefits which may accrue to any Person under this Plan shall be subject to the terms and provisions of said Trust Agreements. Likewise, all provisions of this Plan shall be deemed part of the Trust Agreements. In case of any inconsistency between the provisions of the Plan and the Trust Agreements, the provisions of this Plan shall control.

      19.2 TRUSTEE: The Trustee shall be a Person or Persons, including the Company, designated by the Company. The duties, obligations and responsibilities of the Trustee shall be as set forth in the Trust Agreements.

                                  ARTICLE 20
                     TERMINATION.  SUSPENSION AND AMENDMENT

      20.1 TWA, by action of its Board of Directors, may terminate or amend the Plan or suspend the operation of any provision of the Plan, as follows:

           A. TWA may at any time or from time to time amend, suspend or terminate in whole or in part, and if terminated may reinstate, any or all of the provisions of the Plan, except that no amendment, suspension or termination may be made which will in the judgment of its Board of Directors retroactively adversely affect the rights of Members in respect of the Plan. TWA may at any time or from time to time terminate or amend the Plan or suspend for any period the operation of any provision thereof in respect of any Members located in one or more States or countries, if in the judgment of TWA compliance with the laws of such State or country would involve disproportionate expense and inconvenience to the Company. Any such amendment that affects the rights or duties of the Trustee may be made only with the consent of the Trustee. Any such termination, amendment or suspension of the Plan may affect Members in the Plan at the time thereof, as well as future Members, but may not adversely affect the rights of a Member as to distribution or withdrawal of the assets in the Account of the Member as of the effective date of such termination, amendment or suspension. Any termination or amendment of the Plan or suspension of any provision thereof shall be effective as of such date as TWA may determine, but not earlier than the date on which TWA shall give notice of such termination, amendment or suspension to the Trustee and to the Members who are affected thereby.

           B. The provisions of the foregoing subprograms A notwithstanding, TWA, by action of its Board of Directors, at any time or from time to time may amend any of the provisions of the Plan in any respect retroactively, if and to the extent necessary or appropriate in the judgment of the Board of Directors of TWA to qualify or maintain the Plan and the trust fund established thereunder as a plan and trust meeting the requirements of

                  Sections 401(a) and 501(a) of the Code, or any other applicable provisions of the Federal tax laws or other Federal or state legislation, as now in effect or hereafter amended or adopted, and the regulations thereunder at the time in effect.

           C. Anything herein to the contrary notwithstanding, no such termination or amendment of the Plan, or suspension of any provision thereof may diminish the securities and cash in the Account of a Member as of the effective date of such termination, amendment or suspension.

           D. In no event shall any merger or consolidation of any other retirement, profit sharing, or other employee benefit plan with this Plan to any other plan take place, which results in a benefit to a Member or Beneficiary (if the Plan then terminated), that is lower than the benefit he would receive immediately before the merger, consolidation or transfer (if the Plan then terminated).

           E. Upon full or partial termination of the Plan, all amounts credited to the affected Members' Accounts shall become 100% vested and shall not thereafter be subject to forfeiture.
                  All unallocated amounts shall be allocated to the accounts of Members in accordance with the provisions of the Plan contained herein.

                                 ARTICLE 21
                                MISCELLANEOUS

      21.1 PLAN NOT AN EMPLOYMENT CONTRACT: Nothing herein contained shall be deemed (a) to give to any Employee the right to be retained in the employ of the Company, (b) to affect the right of the Company to discipline or discharge any Employee at any time, (c) to give the Company the right to require any Employee to remain in its employ, or (d) to affect the Employee's right to terminate his employment at any time.

      21.2 RULE AGAINST PERPETUITIES: If the laws of the State of Missouri (or those of any other jurisdiction whose laws apply to this Plan) restrict the duration of the Plan or Trust, this Plan shall not last longer than the period permitted by such law.

      21.3 INDEPENDENT PROVISIONS: If any provision of this Plan shall be held invalid or illegal for any reason, the remaining provisions shall be construed and enforced as if the invalid or illegal provisions had never been included.

      21.4 TITLES: Titles to Articles are for convenience of reference only and shall not affect the construction of this Plan.

      21.5 STATEMENTS: Each Member shall, as determined by the Plan Administrator receive a periodic statement showing the value of his Account in the Plan.

           Notwithstanding the above, a statement of Account will be provided to each Member as soon as practicable after the end of each Plan Year.

                                  ARTICLE 22
                             TOP-HEAVY PROVISIONS

      22.1 APPLICABILITY: If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article will supersede any conflicting provisions in the Plan.

      22.2 DEFINITIONS:

           A. Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the "Determination Period" was (1) an officer of the Employer if such individual's Annual Compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code,
                  (2) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Annual Compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code,
                  (3) a more-than-5-percent owner of the Employer, or (4) a more-than-l-percent owner of the Employer who has an Annual Compensation of more than $150,000. Annual Compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code. The "Determination Period" is the Plan Year containing the Determination Date and the four (4) preceding Plan Years.

           The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the Regulations thereunder.

           B. Top-Heavy Plan: For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exists:

                  1. If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

                  2. If this Plan is a part of a Required Aggregation Group of Plans, but not part of a Permissive Aggregation Group of Plans and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

                  3. If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

           C. Super-Top-Heavy Plan: A Plan is Super-Top-Heavy if such a Plan would be Top-Heavy if "90 percent" were substituted for "60 percent" each place it appears in (B) above.

           D.     Top-Heavy Ratio:

                  1. If the Employer maintains one or more defined contribution plans (including any simplified employee pension Plan) and the Employer has not maintained any defined benefit plan which during the 5 year period ending on the Determination Date(s) has or has had accrued benefits, the Top- Heavy Ratio for this Plan alone or for the required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of Determination Date(s) (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the Regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the Regulations thereunder.

                  2. If the Employer maintains one or more defined contribution plans (including any simplified employee pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or Plans for all Key Employees, determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or Plans for all Members, determined in accordance with (1) above, and the Present Value of accrued benefits under the defined benefit plan or Plans for all Members as of the Determination Date(s), are determined in accordance with Section 416 of the Code and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top- Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

                  3. For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the Regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Member
                       (a) who is not a Key Employee but who was a Key Employee in a prior Year, or (b) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, roll overs and transfers are taken into account will be made in accordance with Section 416 of the Code and the Regulations thereunder. Employee contributions previously deductible under Section 219 of the Code will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating Plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                  The accrued benefit of a Member other than a Key Employee shall be determined under either (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

           E. Permissive Aggregation Group: The Required Aggregation Group of Plans plus any other Plan or Plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

           F. Required Aggregation Group: (1) Each qualified Plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the Plan has terminated), and (2) any other qualified Plan of the Employer which enables a Plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

           G. Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

           H. Valuation Date: The date as defined in Article 2 of the Plan as of which Account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

           I. Present Value: Present Value shall be determined using the interest and mortality rates specified in the applicable Plans. Notwithstanding the foregoing, all determinations shall be made in accordance with Section 416 of the Code and the Regulations thereunder.

      22.3 MINIMUM ALLOCATION:

           A. Except as otherwise provided in (C) and (D) below, Employer contributions and Forfeitures, not including Employee Salary Deferrals, allocated on behalf of any Member who is not a Key Employee shall not be less than the lesser of three percent (four percent if the Plan is super Top-Heavy) of such Member's Compensation or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy
                  Section 401 of the Code, the largest percentage of Employer contributions and Forfeitures, as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under the Plan provisions, the Member would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (1) the Member's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (2) the Member's failure to make mandatory Employee contributions to the Plan or (3) Compensation less than a stated amount.

           B. For purposes of computing the minimum allocation, Compensation means Compensation as defined in Article 2 of the Plan.

           C. The provision in (A) above shall not apply to any Member who was not employed by the Employer on the last day of the Plan Year.

           D. The provision in (A) above shall not apply to any Member to the extent the Member is covered under any other Plan or Plans of the Employer and the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other Plan or Plans.

      22.4 NONFORFEITABILITY OF MINIMUM ALLOCATION: The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

      22.5 ALLOCATION LIMITATIONS: In determining the Defined Contribution Fraction under Section 415(e)(3)(B) of the Code and pursuant to
           Section 7.2 of the Plan, "100 percent" shall be substituted for "125 percent" unless the minimum allocation percentage under Section 416(c)(2)(A) of the Code and subsection 22.3(A) of the Plan is increased from 03 percent' to "4 percent" and the Plan would not be a Top-Heavy Plan if "90 percent" were substituted for "60 percent" each Place it appears in subsection 22.2(B) of the Plan.

      22.6 MINIMUM VESTING SCHEDULES: The nonforfeitable interest of each Employee in his or her Account balance attributable to Employer contributions shall be determined on the basis of the following:

      Years of Service:            The Nonforfeitable Percentage is:
      -----------------            ---------------------------------
      Less than 3                             0%
      3 or more                              100%

  If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election in Section 16.3(F) of the Plan applies.

                                   * * * * *

  IN WITNESS WHEREOF, Trans World Airlines, Inc. has caused this January 1, 1994, Restatement of the Plan to be executed on this 28th day of December _______, 1994.



                                   TRANS WORLD AIRLINES, INC.


                                   ----------------------------------------
                                   (Signature)



                                   ----------------------------------------
                                   (Print Name)

ATTEST:


- -----------------------
(Signature)


- -----------------------
(Print Name)

                                   AMENDMENT

                                       OF

                          RETIREMENT SAVINGS PLAN FOR
                            NONCONTRACT EMPLOYEES OF
                           TRANS WORLD AIRLINES, INC.

                    (as restated effective January 1, 1994)

  WHEREAS, Trans World Airlines, Inc. (the "Company") desires to amend the Retirement Savings Plan for Noncontract Employees of Trans World Airlines, Inc. (the "Plan"), pursuant to authority held by the Company under Section 20.1 of the Plan,

  NOW THEREFORE, the Plan is hereby amended in the following particulars, effective as of August 1, 1996, unless otherwise specifically provided herein:

  1. The first paragraph of Section 6.2 is amended to read, in its entirety, as follows:

      The Company shall from time to time establish various investment options available for selection by Members participating in the Plan. Such investment options may consist of individual securities (including Company securities), insurance contributions, mutual funds or collective investment funds, money market funds or any other investment vehicle deemed appropriate by the Company. Each Member may select any combination of investment options, in 1% increments, with respect to the funds in his account. A similar selection shall be made with respect to the funds in his account. A similar selection shall be made with respect to all future contributions to his Account. The Company, as Plan Administrator, may, in its sole discretion, limit investment in Company securities to a specified percentage of each Member's total account. Company securities will be purchased or sold on the American Stock Exchange or other securities exchanges or (without commission) will be purchased from or sold to the Company.

  2.  Section 6.6 is amended to read, in its entirety, as follows:

      Expenses of managing investments in each fund, including investment management fees, commissions, and other transaction costs, shall be charged against the assets of the applicable fund, except that expenses associated with the purchase or sale of Company securities shall be charged against the Account of the Member directing such transaction.

  3.  A new Section 21.6 is added to read as follows:

      Members who have invested in Company securities will be entitled to direct the Plan's Trustee with respect to the voting of full and fractional shares of Company securities credited to their accounts. The Trustee will solicit such votes. Full and fractional shares of Company securities for which no direction is received by the Trustee in a timely fashion will be voted in proportion to the votes of the shares for which direction was received unless the Trustee in its sole discretion elects to vote such undirected shares in another way in order to meet its duties under ERISA.

  4.  A new Section 21.7 is added to read as follows:

      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. The following documents are hereby incorporated by reference in the Company's registration statement on Form S-8 for the Plan (the "Registration Statement"), as filed or to be filed with the Securities and Exchange Commission on or about August 30, 1996:

           (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

           (b) The Company's Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1996.

           (c) The description of the Company's Common Stock contained in the Form 8-A Registration Statement filed with the Commission on August 1, 1995.

           (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of such Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered thereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into such Registration Statement and to be a part thereof from the respective dates of filing of such documents.

           Any statements contained in a document incorporated or deemed to be incorporated by reference therein shall be deemed to be modified or superseded for purposes of such Registration Statement to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference therein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of such Registration Statement.

  IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 24th day of September, 1996, effective as of the date set forth herein.

                                   TRANS WORLD AIRLINES, INC.



                                   By:
                                       ----------------------------------------

                                  RESTATEMENT

                                       OF

                             MASTER TRUST AGREEMENT

                                      FOR:



                           TRANS WORLD AIRLINES, INC.

                               TABLE OF CONTENTS

ARTICLE                                                                                                              PAGE
- -------                                                                                                              ----
FIRST:  Acceptance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECOND:  Separate Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

THIRD:  Investment Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

FOURTH:  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

FIFTH:  Administrative Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SIXTH:  Guaranteed Income Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SEVENTH:  Fiduciary Standards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

EIGHTH:  Prohibition of Diversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

NINTH:  Hold Harmless . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

TENTH:  Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ELEVENTH:  Authorized Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

TWELFTH:  Compensation and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

THIRTEENTH:  Resignation of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

FOURTEENTH:  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

FIFTEENTH:  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SIXTEENTH:  Plan-to-Plan Transfers; Rollovers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SEVENTEENTH:  Adopting Employers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

EIGHTEENTH:  Alienation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

NINETEENTH:  Bond . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

TWENTIETH:  Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

TWENTY-FIRST:  Communications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

TWENTY-SECOND:  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21





                                      (i)

                                  RESTATEMENT
                                       OF
                             MASTER TRUST AGREEMENT

         WHEREAS, the Company and certain of its affiliated and subsidiary corporations enumerated in Appendix A hereto (which affiliated and subsidiary corporations shall hereinafter be referred to as the "Corporation"), have established certain pension and retirement plans for the exclusive benefit of their respective eligible employees and the beneficiaries thereof (which plans shall hereinafter be referred to as the "Separate Plans"), each of which Separate Plan is enumerated in Appendix B hereto and constitutes a qualified pension plan within the meaning of Section 401(a) of the Internal Revenue Code, as amended; and

         WHEREAS, the Company as the "named fiduciary" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has general responsibility for administration of the Separate Plans; and

         WHEREAS, the Separate Plans call for the establishment of a trust to which contributions are to be made by the Company to be held by the Trustee and to be managed, invested and reinvested for the exclusive benefit of participants of the Separate Plans and their beneficiaries; and

         WHEREAS, the Separate Plans and trust are intended to qualify as separate plans and trust which meet the applicable requirements of Section 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended hereinafter referred to as the "Code"; and

         WHEREAS, the Company entered into a Trust Agreement, hereinafter referred to as the "Trust," with Boston Safe Deposit and Trust Company, a corporation organized and existing under the laws of the State of Massachusetts, having its principal place of business at Boston, Massachusetts; and

         WHEREAS, the Company retained the right in the Trust to terminate the same and appoint a Successor Trustee; and

         WHEREAS, the Company hereby appoints United States Trust Company of New York, as Successor Trustee, a corporation organized and existing under the laws of the State of New York, having its principal place of business at 114 West 47th Street, New York, New York 10036-1532; hereinafter referred to as the "Trustee";

         NOW THEREFORE, the Company, with the consent of the Trustee, enters into this Master Trust Agreement effective February 1, 1994.

         FIRST: Acceptance of Property. The Trustee shall accept such cash and other property as is tendered to it as contributions hereunder, and as is acceptable to it, hereunder referred to as the "Trust Fund," but shall not be under any duty to require the Company or any other adopting employer to contribute to the Trust Fund or to determine whether the amount of any contribution has been correctly computed under the terms of the Separate Plans. In no event shall the Trustee be considered a party to any of the Separate Plans. The Trustee shall have only such duties with respect to the Separate Plans as are set forth in this Agreement.

         SECOND: Separate Accounts. The Trustee shall invest, reinvest and administer the Trust Fund as a single fund. Notwithstanding the foregoing, the Trustee shall, on the basis of information furnished to it from time-to-time by the Company, maintain separate accounts within the Trust Fund showing the beneficial interest of each Plan in the Trust Fund. The Trust Fund shall be valued at cost and market values as often as may be requested by the Company, such dates to be hereinafter referred to as the "Valuation Dates." All charges and credits shall be accounted for on the day they occur in the Valuation Period. The beneficial interest in the Trust Fund of each Plan shall be adjusted to reflect the effect of income, realized and unrealized gains and losses, expenses, and all other transactions during each such period. Such valuations and such adjustments shall be made so as to preserve for each Plan and beneficial interest in the Trust Fund properly allocable to each Plan.

         THIRD: Investment Powers. The Trustee shall invest and reinvest the principal and income of the Trust Fund, without distinction between principal and income, in such savings accounts, securities or other property, real or personal, within or without the United States, as it in its sole discretion shall deem proper including, without limitations, interests and part interests in any bond and mortgage or note and mortgage and interests and part interests in certificates of deposit, commercial paper and other short term or demand obligations, secured or unsecured, whether issued by governmental or quasi-governmental agencies or corporations or by any firm or corporation, capital, common and preferred, voting and non-voting stock (regardless of dividend or earnings record), warrants, options (including options written by the Company), puts, calls, straddles, spreads, voting trust certificates, equipment trust and receivers' certificates, fractional oil and gas and mineral interests, timber rights, and all other forms of private and governmental securities (both foreign and domestic) including an employer security, as such term is defined in Section 407(d) of ERISA, or in any fund created and administered by it as the trustee thereof for the collective investment of the assets of employee benefit trusts, as long as such collective investment fund is a qualified trust under the applicable provisions of the Code (and while any portion of the Trust Fund is so invested, such collective investment fund shall constitute part of the Separate Plans, and the instrument creating such fund shall constitute part of this Agreement). The sole discretion to keep such portion of the Trust Fund in cash and cash balances or hold all or any portion of the Trust Fund in savings accounts, certificates of deposit, and other types of time or demand deposits with any financial institution or quasi-financial institution, either domestic or foreign (including any such institution operated or maintained by the Trustee in its corporate capacity) as the Trustee may from time-to-time determine to be in the best interests of the Trust Fund. Notwithstanding the foregoing, unless otherwise authorized by ERISA or by regulations promulgated by the Secretary of the Department of Labor, the Trustee shall maintain the indicia of ownership for all securities or other investments within the jurisdiction of the District Courts of the United States.

         To the maximum extent permitted by law, the Trustee shall not be liable for the acquisition, retention or disposition of any assets of the Trust Fund or for any loss to or diminution of such assets unless due to the Trustee's own willful misconduct or failure to act in good faith.

         The Company may appoint an "investment manager," as defined in Section 3(38) of ERISA. Any investment manager so appointed shall be (i) an investment adviser registered as such under the Investment Advisers Act of 1940, (ii) a bank, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States. The Company shall notify the Trustee of any such appointment by delivering to the Trustee an executed copy of the instrument under which the investment manager is appointed and evidencing the investment manager's acceptance of such appointment, an acknowledgment by the investment manager that it is a fiduciary of the Plan, and a certificate evidencing the investment manager's current registration under the Investment Advisers Act of 1940 or other appropriate qualification. The Company shall specify to the Trustee the portion of the Trust Fund which shall be subject to such investment management. The Trustee shall invest and reinvest the portion of the Trust Fund subject to such investment management only to the extent and in the manner directed by the investment manager in writing. During the term of such appointment, the Trustee shall have no liability for the acts or omissions of such investment manager, and except as provided in the preceding sentence, shall be under no obligation to invest or otherwise manage the portion of the Trust Fund subject to such investment management. The Trustee may maintain separate accounts within the Trust Fund for the assets of the Trust Fund subject to such investment management. The Company may terminate its appointment of an investment manager at any time and shall notify the Trustee in writing of such termination. To the maximum extent permitted by ERISA the Trustee shall be protected in assuming that the appointment of an investment manager remains in effect until it is otherwise notified in writing by the Company.

         In the event that the investment manager appointed hereunder is a bank or a trust company, or an affiliate of a bank or a trust company, the Trustee shall, upon the direction of the Company, transfer funds to such bank, trust company, or affiliate for investment through the medium of any fund created and administered by such bank, trust company, or affiliate, acting as trustee therefor, for the collective investment of the assets of employee benefit trusts, provided that such fund is qualified under the applicable provisions of the Code and while any portion of the assets are so invested, such fund shall constitute part of the applicable plan or plans, and the instrument creating such fund shall constitute part of this Trust. In order to implement the provisions of this paragraph, the Trustee is authorized to enter into any required auxiliary trust, agency or other type of agreement with an investment manager, or its affiliate, as described in the preceding sentence.

         In the event the Company or its designee has directed the Trustee to transfer funds to a mutual fund as an alternative investment vehicle, the Trustee or its agent shall invest that portion of the Trust Fund in said mutual fund. During the term of such direction, the Trustee or its agent shall have no liability for the acts or omissions of such Trust Fund, and except as provided in the preceding sentence, shall be under no obligation to invest or otherwise manage the portion of the Trust Fund subject to investment in such fund.

         FOURTH: Payments. Subject to the provisions of Article FIFTEENTH hereof, the Trustee shall from time-to-time transfer cash or other property from the Trust Fund to such persons, including an insurance company or companies or a paying agent designated by the Company or its designee, at such addresses, in such amounts, for such purposes and in such manner as the Company or its designee may direct, provided that such transfer is administratively feasible, and the Trustee shall incur no liability for any such payment made at the direction of the Company or its designee. The Company or its designee shall be solely responsible to ensure that any payment made at its direction conforms with the provisions of the Separate Plans, the provisions of this agreement, and ERISA, and the Trustee shall have no duty to determine the rights or benefits of any person in the Trust Fund or under the Separate Plans or to inquire into the right or power of the Company or its designee to direct any such payment.

         FIFTH: Administrative Powers. The Trustee is authorized to exercise from time-to-time in its sole discretion the following powers in respect of any property, real or personal, of the Trust Fund, it being intended that these powers be construed in the broadest possible manner:

                 (1) power to sell at public or private sale for cash or upon credit or partly for cash and partly upon credit and upon such terms and conditions as it shall deem proper. No purchaser shall be bound to see to or be liable for the application of the proceeds of any such sale;

                 (2) power to exchange securities or property held by it for other securities or property, or partly for such securities or property and partly for cash, and to exercise conversion, subscription, option and similar rights with respect to securities held by it, and to make payments in connection therewith;

                 (3) power to write put options upon any kind of evidences of ownership or indebtedness, or contracts for the future delivery of evidences of ownership or indebtedness, and to enter into closing transactions for the purpose of terminating the same; provided that each such option shall be of a kind traded on a national securities exchange subject to regulation by the Securities and Exchange Commission; and further provided that the Trustee has set aside cash or cash equivalents in an amount equal to the exercise price of such options or has established put or futures contract positions offsetting such options;

                 (4) power to write call options upon any kind of evidences of ownership or indebtedness or contracts for the future delivery of evidences of ownership or indebtedness, or to write such call options against offsetting call options or futures contracts held in the Trust Fund, or cash, cash equivalents, or other readily marketable assets equal in value, determined on a daily basis, to the evidences of ownership or indebtedness subject thereto, and to enter into closing transactions for the purpose of terminating the same; provided that each such option shall be of a kind traded on a national securities exchange subject to regulation by the Securities and Exchange Commission;

                 (5) power to invest in contracts for the future delivery of United States Treasury Bills, other financial instruments or securities of any kind, or indexes based on any group of securities, provided that each such future contract shall be of a kind traded on a national securities exchange subject to regulation by the Securities and Exchange Commission;

                 (6) power to vote in person or by proxy at corporate or other meetings and to participate in or consent to any voting trust, reorganization, dissolution, merger or other action affecting securities in its possession or the issuers thereof;

                 (7) power to own or to manage, administer, operate, lease for any number of years, regardless of any restrictions on leases made by fiduciaries except restrictions imposed by ERISA, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held in the Trust Fund, to hold any such real property in its own name, or in the name of its nominee, with or without the addition of words indicating that such property is held in a fiduciary capacity, and to cause to be formed a corporation, partnership, trust or other entity to hold title to any such real property with the aforesaid powers, all upon such terms and conditions as may be deemed advisable; to renew or extend or participate in the renewal or extension of any mortgage, and to agree to a reduction in the rate of interest on any mortgage or to any other modifications or changes in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; and to exercise and enforce any and all rights of foreclosure, to bid on any property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such mortgage or guarantee;

                 (8) power to acquire, hold or dispose of property in unregistered form, or in its name without designation of fiduciary capacity, or in the name of its nominee or any custodian, and to the extent permitted by ERISA, to combine certificates representing investments with certificates representing investments of the same issue held by the Trustee in other fiduciary capacities, and to deposit property in a depository or clearing corporation or with the Federal Reserve Bank in its district;

                 (9) power to compromise and adjust all debts or claims due to or made against it, to participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity;

                 (10) power to borrow money from any lender, in accordance with ERISA, in any amount and upon any reasonable terms and conditions, for purpose of this Agreement, and to pledge or mortgage any property held in the Trust Fund to secure the repayment of any such loan;

                 (11) power to deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee; and any assessments levied with respect to any property so deposited;

                 (12) power to exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith and to hold and retain any securities or other property which it may so acquire;

                 (13) power to make distributions in cash or in specific property, real or personal, or an undivided interest therein, or partly in cash and partly in such property;

                 (14) power to engage legal counsel, including counsel to the Company or the Trustee in its individual capacity, and any other suitable agents, and to consult with such counsel or agents with respect to the construction of this Agreement, the administration of the Trust Fund, and the duties of the Trustee hereunder;

                 (15) power to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, provided that the Trustee shall notify the Company of all such suits, legal proceedings and claims, and, except in the case of a suit, legal proceeding or claim involving solely the Trustee's action or omissions to act, shall obtain the written consent of the Company before settling, compromising or submitting to binding arbitration any claim, suit or legal proceeding or any nature whatsoever;

                 (16) power, upon the written direction or the Company, to enter into any contract or policy with an insurance company or companies, for the purpose of insurance coverage or otherwise, provided that, except as provided in Article THIRD, the Trustee shall be the sole owner of all such contracts or policies and all such contracts or policies shall be held as assets of the Trust Fund;

                 (17) power to make, execute and deliver, as Trustee, any and all deeds, leases, notes, bond guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

                 (18) power to enter into an agency, trust, custodial, administrative or other arrangement with any bank or other financial institution for the deposit of safekeeping of the assets of the Trust Fund;

                 (19) power to transfer assets of the Trust Fund to a successor trustee as provided in Article THIRTEENTH; and

                 (20) power to exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal or mixed held by the Trust Fund, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article FIFTH or otherwise in the best interests of the Trust Fund.

                 (21) upon specific written instructions of the Company to transfer funds to a mutual fund as an alternate investment vehicle.

         Notwithstanding the foregoing, in the event that an investment manager is appointed pursuant to Article THIRD hereof, such investment manager shall exercise such of the powers enumerated in this Article FIFTH and otherwise contained in this Agreement with respect to the portion of the Trust Fund subject to its control as may be specified in the instrument under which the investment manager was appointed.

         SIXTH: Guaranteed Income Contracts. The Trustee may, at the direction of the Company, (i) enter into one or more contracts with legal reserve life insurance companies, the rate of return from which is fixed by the terms of such contracts, (ii) transfer to any such insurance companies a portion of the Trust Fund in accordance with any such contracts, and (iii) hold any such contracts as a part of the Trust Fund until directed otherwise by the Company. The Company shall give such direction to the Trustee by delivering to the Trustee a copy of the action of the Company, which shall specifically refer to this Article SIXTH and direct the Trustee to so act. The Company may direct the Trustee to (i) request any information from any such insurance companies necessary or appropriate to make an investment decision, (ii) demand or accept withdrawals or other distributions under any such contracts, (iii) exercise or not to exercise any rights, powers, privileges and options under any such contracts and (iv) assign, amend, modify or terminate any such contracts. The Trustee shall take no action with respect to any such contracts except at the direction of the Company, unless an investment manager is appointed, pursuant to Article THIRD, upon which the Trustee will take direction from said manager. The Trustee shall incur no liability for complying with or failing to comply with any direction of the Company or said manager unless the Trustee's action is prima facie contrary to ERISA or contrary to the Trustee's duties and responsibilities under this agreement. Any insurance companies issuing any contracts as hereinabove described may deal with the Trustee as the absolute owner of any such contracts and need not inquire as to the authority of the Trustee to act with regard to such contracts. Any such insurance company may accept and rely upon any communication from the Trustee which is signed by an officer of the Trustee. For purposes of this agreement, any such insurance company shall be considered to be an investment manager with regard to the assets of the Plan subject to its control. In no event shall the underlying assets of such insurance company in which such contracts are invested be considered assets of the plan or part of the Trust Fund.

         SEVENTH: Fiduciary Standards. The Trustee (or any investment manager appointed pursuant to Article THIRD hereof) shall (i) discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (ii) subject to the investment funds specified in the separate plans, if any, to the extent required by ERISA diversify the investments of the Trust so as to minimize the risk of large losses, unless under circumstances it is clearly prudent not to do so; and (iii) discharge its duties in accordance with the provisions of the Separate Plans and this agreement insofar as such provisions are consistent with ERISA.

         The Trustee (or any investment manager appointed pursuant to Article THIRD hereof) shall not engage in any transaction which it knows or should know violates Section 406 of ERISA. Notwithstanding the foregoing, the Trustee (or any investment manager appointed pursuant to Article THIRD hereof) may, in accordance with any appropriate exemption provided under ERISA or upon the approval of the Secretary of the Department of Labor, enter into any action otherwise prohibited under Section 406 of ERISA.

         The Trustee shall not be responsible for the administration of the Separate Plans, for determining the funding policy of the Separate Plans or the adequacy of the Trust Fund to meet and discharge liabilities under the Separate Plans.

         The Trustee shall not be responsible for any failure of the Company to discharge any of their respective responsibilities with respect to the Separate Plans nor be required to enforce payment of any contributions to the Trust Fund.

         EIGHTH: Prohibition of Diversion. (a) At no time prior to the satisfaction of all liabilities with respect to participants in the Separate Plans and their beneficiaries shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of such participants and their beneficiaries. Except as provided in paragraphs (b), (c) and (d) below, and Article FOURTEENTH, the assets of the Trust Fund shall never inure to the benefit of the Company and shall be held for the exclusive purpose of providing benefits to participants in the Separate Plans and their beneficiaries and defraying the reasonable expenses of administering the Separate Plans.

         (b) In the case of a contribution that is made by the company by a mistake of fact, paragraph (a) above shall not prohibit the return to the Company of such contribution at the direction of the Company within one year after the payment of the contribution.

         (c) If a contribution by the Company is expressly conditioned on qualification of one of the Separate Plans under Section 401 of the Code, and if said Separate Plan does not so qualify, then paragraph (a) above shall not prohibit the return to the Company of such contribution at the direction of the Company within one year after the date of denial of qualification of the Separate Plan, to the extent permitted by ERISA and the Code.

         (d) If a contribution by the Company is expressly conditioned upon the deductibility of the contribution under Section 404 of the Code, then to the extent such deduction is disallowed, paragraph (a) above shall not prohibit the return to the Company of such contribution at the direction of the Company, to the extent disallowed, within one year after the date of such disallowance.

         NINTH: Hold Harmless. To the maximum extent permitted by ERISA and other applicable law, the Trustee shall not be liable for acting in accordance with, or not acting in the absence of, any written direction of the Company, its designee or an investment manager appointed pursuant to Article THIRD including, without limitation, any claim or liability that may be asserted against the Trustee on account of failure to receive securities purchased, or failure to deliver securities sold pursuant to orders issued by an investment manager, and the Company shall indemnify the Trustee against and agrees to hold the Trustee harmless from, all such liabilities and claims (including attorney's fees and expenses in defending against such liabilities and claims). The foregoing indemnifications shall also apply to liabilities and claims against the Trustee arising from any breach of fiduciary responsibility by a fiduciary other than the Trustee, unless the Trustee (i) participates knowingly in or knowingly undertakes to conceal such breach, (ii) has enabled such fiduciary to commit such breach by its failure to exercise its fiduciary duties under ERISA or (iii) has actual knowledge of such breach and fails to take reasonable remedial action to remedy such breach.

         TENTH: Accounts. The Trustee shall keep records of all transactions relating to the Trust Fund, which shall be made available at all reasonable times to persons designated by the Company or as may be required by law. The Trustee shall render an accounting to the Company at least annually. The Company may approve such account on behalf of itself by an instrument in writing delivered to the Trustee. If the Company does not file with the Trustee objections to any such account within sixty (60) days after its receipt, the Company shall be deemed to have approved such account. In such case, or upon the written approval of the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described in such account. Except to the extent otherwise provided in ERISA, no person, other than the Company, may require an accounting or bring any action against the Trustee with respect to the Trust Fund. The Trustee shall render to the Company at least quarterly, a statement of the Trust Fund assets and their values and, whenever a contribution is made to the Trust Fund other than in cash, a statement of the value of such property on the date it is received by the Trustee.

         Nothing contained in this agreement or in the Separate Plans shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts, or for instructions with regard to the Trust, the only necessary parties thereto in addition to the Trustee shall be the Company. If the Trustee so elects, it may join as a party or parties defendant any other person or persons.

         ELEVENTH: Authorized Persons. The Company shall certify to the Trustee the names of the persons authorized to act from time-to-time on behalf of the Company in connection with this Agreement. All directions to the Trustee by the Authorized Persons shall be in writing, and the Trustee shall be entitled to rely without further inquiry upon all such written directions received from the Authorized Persons.

         TWELFTH: Compensation and Expenses. The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon from time-to-time by the Company and the Trustee. Unless paid by the Company, such compensation, attorneys' fees incurred in the administration of the Trust Fund, all taxes levied or assessed against the Trust Fund, and such other expenses as are incurred in the administration of the Trust Fund shall be paid from the Trust Fund.

         THIRTEENTH: Resignation of Trustee. The Trustee may resign at any time by giving one hundred twenty (120) days written notice to the Company.
The Company may remove the Trustee at any time by giving one hundred twenty
(120) days written notice to the Trustee. In the case of the resignation or removal of the Trustee, the Company shall appoint a successor trustee who shall have the same powers and duties as those conferred upon the Trustee. Upon the resignation or removal of the Trustee and the appointment of a successor trustee, the Trustee shall account for the administration of the Trust Fund up to the date of its resignation or removal in the manner provided in Article TENTH hereof and, upon the approval or deemed approval of such account, the Trustee shall transfer to the successor trustee all of the assets then constituting the Trust Fund and the Trustee shall to the maximum extent permitted by ERISA be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions; provided, however, that the Trustee may, in its sole discretion, transfer such assets prior to the completion of such accounting if the Company agrees thereto in writing, such writing to include such limitations on the Trustee's liability therefor as the Trustee may deem appropriate. The term "Trustee" as used in this agreement shall be deemed to apply to any successor trustee acting hereunder.

         FOURTEENTH: Amendment. The Company may amend all or any part of this agreement at any time provided, however, that any amendment shall not be effective until the instrument of amendment has been agreed to and executed by the Trustee. Any such amendment or modification of this agreement may be retroactive if necessary or appropriate to qualify or maintain the Trust as a part of a separate plan and trust exempt from Federal income taxation under Sections 401 (a) and 501(a) of the Code, the provisions of ERISA, or any other applicable provisions of Federal or state law, as now in effect or hereafter amended or adopted, and any regulations issued thereunder, including, without limitation, any regulations issued by the United States Treasury Department, or the United States Department of Labor.

         Notwithstanding anything contained in this Article FOURTEENTH to the contrary, no amendment shall divert any part of the Trust Fund to, and no part of the Trust Fund shall be used for, any purpose other than for the exclusive purpose of providing benefits to participants and their beneficiaries; provided, however, that nothing in this Article FOURTEENTH shall be deemed to limit or otherwise prevent the payment from the Trust Fund of expenses and other charges as provided in Article TWELFTH.

         FIFTEENTH: Termination. This agreement and the trust hereby created may be terminated at any time by the Company by written notice, executed and acknowledged so as to authorize it to be recorded in the State of New York and delivered to the Trustee. Upon receipt of such notice of termination, the Trustee shall, after payment of all expenses incurred in the administration of the Trust Fund and such compensation as the Trustee may be entitled to, and upon approval of the appropriate governmental or quasi-governmental authorities (if such approval shall be required under applicable law or desired by the Trustee), then distribute the Trust Fund in cash or in kind to such persons or entities, including the Company, at such time and in such amounts as the Company shall direct, which direction shall be in conformity with the provisions of the Separate Plans and ERISA.

         SIXTEENTH: Plan-to-Plan Transfers; Rollovers. The Trustee may transfer all of the property representing a participant's vested interest in a Separate Plan to the trustees of any trust qualified under Section 401(a) of the Code. The Trustee may make such a transfer only at the direction of the Company.

         The Trustee may accept as part of the Trust Fund such property as is acceptable to the Trustee which represents a participant's retirement benefits transferred from a trust qualified under Section 401 (a) of the Code or transferred from the participant or an individual retirement account as a permissible rollover under Section 401(a)(5) or 408(d)(3) of the Code. The Trustee may accept such a transfer only at the direction of the Company. The amount of such benefits shall at all times be separately accounted for by the Company. A participant shall at all times be fully vested in any property so transferred as a rollover to the Trust Fund. Such property shall be distributed to the participant or his beneficiary at the direction of the Company within the time required for distribution of his retirement benefits under the applicable provisions of the Plan.

         SEVENTEENTH: Adopting Employers. Upon the written consent of the Company delivered to the Trustee, any other affiliated or subsidiary corporation of the Company sponsoring a Plan which is qualified under Section 401(a) of the Internal Revenue Code as amended may become a party to this Master Trust Agreement by delivering to the Trustee a certified copy of a resolution of its board of directors to the same effect as discussed immediately above. For purposes of this Master Trust Agreement, the qualified plan sponsored by such affiliated or subsidiary corporation shall be deemed to be a separate plan hereunder, and the affiliated or subsidiary corporation shall be deemed to be a Corporation hereunder. Irrespective of the number of Corporations which may from time-to-time be parties to this Master Trust Agreement, the company shall have the sole authority to enforce this Master Trust Agreement on its own behalf and on behalf of each and every such Corporation, and the Trustee shall in no event be required to deal with any such Corporation, except by dealing with the Company and agent of such Corporation.

         Any Corporation which has become a party to this Master Trust Agreement may, with the written consent of the Company delivered to the Trustee, cease to be a party to this Master Trust Agreement upon delivering to the Trustee a certified copy of a resolution of its board of directors to the effect that it elects to cease to be a party hereto. In such event, the Trustee, shall until directed otherwise by the company, continue to hold, that portion of the Trust Fund, pursuant to Article SECOND herein in accordance with the provision of this Master Trust Agreement, and ERISA, which is attributable to the Separate Plan sponsored by such corporation.


         EIGHTEENTH: Alienation. No interest in the Trust Fund shall be assignable or subject to anticipation, sale, transfer, mortgage, pledge, charge, garnishment, attachment, bankruptcy or encumbrance or levy or any kind, and the Trustee shall not recognize any attempt to assign, sell, transfer, mortgage, pledge, charge, garnish, attach or otherwise encumber the same except to the extent that such attempt is made pursuant to a court order determined by the plan administrator to be a qualified domestic relations order, as defined in Section 414 of the Code and
Section 206 of ERISA.

         NINETEENTH. Bond. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this agreement except as required by law.


         TWENTIETH: Successors. This Agreement shall be binding upon the respective successors and assigns of the Company and the Trustee. Any corporation which shall, by merger, consolidation, purchase or otherwise, succeed to substantially all the Trust business of the Trustee shall, upon such succession, and without any appointment or other action by any person, be and become successor Trustee hereunder.

         TWENTY-FIRST: Communications. Communications to the Company shall addressed to the Company, at 11500 Ambassador Drive, c/o Gary Dilly, Director Pension Finance, Kansas City, MO, 64195; provided, however, that upon the Company's written request such communications shall be sent to such other address as the Company may specify.

         Communications to the Trustee shall be addressed to:

                 United States Trust Company of New York
                 770 Broadway
                 New York, NY 10003-9598
                 Attention: Ms. Judith M. Trepanowski, Senior Vice President

provided; however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify. No communication shall be binding on the Trustee until it is received by the Trustee.

         TWENTY-SECOND: Governing Law. This agreement shall be construed in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of New York; provided that, the GIC assets could be governed by the laws of the States of New York, California, Florida, New Jersey, Connecticut, Texas and Oregon.

         IN WITNESS WHEREOF the Company and the Trustee have executed this instrument this first day of February, 1994.

ATTEST:

                                      By:
- ---------------------------              -------------------------------------
Title:                                   Title:
(Corporate Seal)



                                      United States Trust Company of New York
ATTEST:
                                      By:
- ---------------------------              -------------------------------------
Title:                                   Title:
(Corporate Seal)

STATE OF NEW YORK

                                  :SS.:
COUNTY OF NEW YORK


         On the day of February 18, 1994, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _________________________; that he/she is ______________________________, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name hereto by like order.


                                         --------------------------------------
                                         Notary Public


(Notarial Seal)

                                   APPENDIX A



         Trans World Airlines, Inc.

                                   APPENDIX B


Retirement Savings Plan for Flight Attendants of Trans World Airlines, Inc.


Retirement Savings Plan for Non-Contract Employees of Trans World Airlines,
Inc.